Exhibit 99.1

AMENDMENT TO AMENDED AND RESTATED

MASTER LEASE AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Amendment”) is made and entered into as of January 16, 2018 (the “Effective Date”) by and among SPIRIT SPE PORTFOLIO 2006-1, LLC, a Delaware limited liability company and SPIRIT SPE PORTFOLIO 2006-2, LLC, a Delaware limited liability company (collectively, “Landlord”), and SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Master Lease dated as of December 15, 2014 (as amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Lease”), with respect to the real property and improvements more particularly described in the Lease. Terms not defined in this Amendment have the meanings given to them in the Lease.

WHEREAS, Landlord and Tenant desire to modify the Lease to reflect their agreement regarding the Tenant’s financial reporting and financial disclosure covenants, assignment and subletting provisions and certain other provisions, each pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Assignment.

(a) The first sentence of Section 12.01(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“Subject to Section 12.07 below, (i) Tenant shall have the right to assign or transfer this Lease, in whole but not in part, or any interest hereunder, without Landlord’s consent or approval and (ii) Tenant shall have the right to assign or transfer this Lease, in part, upon the express written consent of Landlord, to be given in its sole discretion, so long as, with respect to any assignment under clause (i) and (ii), Tenant shall remain liable under this Lease and any separate lease entered into by and between Landlord and Tenant in connection with any such assignment or transfer.”

(b) Section 12.01(b) of the Lease is hereby modified by deleting the phrase “as to that Property Location assigned” and replacing it with “as to any assignment or transfer of this Lease in whole”.

2. Subletting and Non-Disturbance. Section 12.03 of the Lease is hereby modified to delete the word “and” at the end of subsection (e) thereof and to add the following new subsections after subsection (f) thereof:

“(g) the sublease is for not less than 30,000 rentable square feet of Building space, (h) regardless of the size of the subleased space, portions of the remaining Premises have free and unrestricted access to common areas and facilities, such as loading docks, trash/recycling facilities, restrooms and proportionate storefront visibility and (i) any such sublease does not cause a violation of any applicable Laws, Legal Requirements, REAs or Overleases or cause a violation of any restrictive covenants affecting the Premises”

3. Assignment by Landlord; SpinCo Transaction. The following shall be added as a new Section 12.04(c):

“As a material inducement to Landlord’s willingness to complete Transaction, in connection with the spin-off by Spirit Realty Capital, Inc. or any successor entity of certain of its or their assets to its or their stockholders, including potentially Landlord, the Premises, any Property Location or Landlord’s right, title and interest in the Lease and any related rights, in whole or in part (the “SpinCo Transaction”), Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: the sale, assignment, grant, conveyance, transfer, financing, refinancing, purchase or re-acquisition in whole or in part, of Landlord, the Premises, any Property Location, or this Lease, Landlord’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing. In the event of any such SpinCo Transaction, Tenant shall attorn to such transferee, purchaser or assignee without any further action on the part of Landlord or any such transferee. Transferee, purchaser or assignee, and Tenant hereby expressly acknowledges and agrees to any such SpinCo Transaction. At the request of Landlord, Tenant will execute such documents confirming any such SpinCo Transaction and such other agreements as Landlord may reasonably request, and provided that the same do not increase the liabilities and obligations, or decrease the rights, of Tenant hereunder, Landlord shall not be obligated to reimburse Tenant for Tenant’s costs and expenses incurred by Tenant related to the execution and delivery of documents in connection with any such SpinCo Transaction contemplated by this Section 12.04(c). To the extent Landlord transfers, conveys or assigns its interest in the Lease, Landlord shall be relieved, from and after the date of such transfer, conveyance or assignment, of liability for the performance of any obligation of Landlord contained herein, except for any obligations or liabilities accrued prior to the date of such transfer, conveyance or assignment.”

4. Financial Statements. The following modifications shall be made to Section 31.17 of the Lease:

(a) Section 31.17(a) is hereby deleted in its entirety and replaced with the following:

“Tenant shall deliver, or subject to Section 31.17(g), cause Specialty Retail Shops Holding Corp. (“SRSHC”) to deliver to Landlord the following financial statements:

(i) (A) within forty-five (45) days after the end of each fiscal quarter of Tenant if Landlord and its affiliates are not and will not be an accelerated filer or a large accelerated filer as of the relevant filing date of Landlord or its affiliates or (B) within forty (40) days after the end of each fiscal quarter of Tenant at any time the time Landlord or its affiliates is or will be an accelerated filer or a large accelerated filer as of the relevant filing date of Landlord or its affiliates (but not earlier than March 31, 2019), the interim unaudited (x) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules and notes for the fiscal period then ended of Tenant or, subject to Section 31.17(g), SRSHC (the “Tenant or SRSHC Unaudited Reporting Financials”); (y) such other financial information reasonably requested by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to the extent required for Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to satisfy its or their filing obligations under the rules and regulations of the SEC; and (z) income and expense statements for the business at each of the Property Locations in the form attached hereto as Exhibit J (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(c)); and

(ii) (A) within ninety (90) days after the end of each fiscal year end of Tenant if Landlord and its affiliates are not and will not be an accelerated filer or a large accelerated filer as of the relevant filing date of Landlord or its affiliates, (B) within seventy-five (75) days after the end of each fiscal year end of Tenant at any time the time Landlord or its affiliates is or will be an accelerated filer as of the relevant filing date of Landlord or its affiliates (but not earlier than December 31, 2018) or (C) within sixty (60) days after the end of each fiscal year end of Tenant at any time the time Landlord or its affiliates is or will be a large accelerated filer as of the relevant filing date of Landlord or its affiliates (but not earlier than December 31, 2018), the (x) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules and notes for the fiscal period then ended of Tenant or, subject to Section 31.17(g), SRSHC (the “Tenant or SRSHC Audited Reporting Financials” and together with the Tenant or SRSHC Unaudited Reporting Financials, the “Tenant or SRSHC Reporting Financials”); (y) such other financial information reasonably requested by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to the extent required for Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to satisfy its or their filing obligations under the rules and regulations of the SEC; and (z) income and expense statements for the business at each of the Property Locations in the form attached hereto as Exhibit J (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(c)); and

(iii) Tenant shall deliver to Landlord, within the time periods set forth in the preceding clauses (i) or (ii), as notified by written request from Landlord to Tenant, such other financial information reasonably requested by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to the extent required for Landlord or an affiliate (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) to satisfy its or their filing obligations under the rules and regulations of the SEC, including but not limited to one-time or ongoing SEC reporting obligations resulting from the disposition, distribution or divestiture by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) of all or any Property Location into a separate entity whereby such entity is required to produce SEC complaint financial reports.”

(b) Section 31.17(b) is hereby deleted in its entirety and replaced with the following:

“All financial statements to be provided hereunder shall be prepared in accordance with GAAP and with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event of changes after the Effective Date in the rules and regulations of the SEC applicable to Tenant’s obligations hereunder, Landlord will reasonably cooperate with Tenant to the extent Tenant wishes to appeal or otherwise seek exemptive relief from such requirements from the SEC, subject to Landlord’s obligation to timely file the applicable financial information.”

(c) Section 31.17(c) is hereby deleted in its entirety and replaced with the following:

“Landlord agrees to treat as confidential, and to not disclose without Tenant’s written consent, all income and expense statements for the business at each specific Property Location and any other information specific to a Property Location including, but not limited to, the reports generated by Tenant under Section 31.17(f) (collectively, the “Confidential Information”), provided, however, that Confidential Information does not include information which (i) is already known to Landlord prior to receipt as evidenced by prior documentation thereof or has been independently developed by Landlord on a non-confidential basis; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord or its representatives; (iii) becomes available to Landlord on a non-confidential basis from a source other than Tenant or any of its representatives, provided that such source is not, to Landlord’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information; (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation, or (v) is required to be disclosed by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) pursuant to its or their SEC reporting obligations. Notwithstanding the foregoing, Landlord may, without the written consent of Tenant, disclose any Confidential Information to any potential buyer, assignee, or other counterparty of Landlord, or Landlord’s actual or potential financing sources, in each case in connection with any transaction contemplated by Section 12.04 (collectively, “Landlord Counterparties”) or a Mortgagee or trustee in connection with a securitization or a rating agency involved with respect to such securitization (“Securitization Parties”, collectively with Landlord Counterparties, the “Disclosure Parties”) and the Securitization Parties may further disclose the Confidential Information solely to B-piece buyers in connection with the securitization or an institutional investor that typically invests in securitizations of this type and size (“Other Parties”) to the extent the Securitization Parties customarily disclose the same to the Other Parties in connection with the securitization and to the extent requested by the Other Parties; provided that (A) the Securitization Parties and the Other Parties are advised that the Confidential Information is confidential, and (B) the Confidential Information may not be placed in any prospectus, or other securities offering material or other written materials by Landlord, or any Mortgagee, trustee or rating agency or any Affiliated Party. In addition, any Disclosure Parties and the Other Parties (other than the rating agencies and potential financing sources which are not required to execute a Confidentiality Agreement but may only disclose information to parties that have executed a Confidentiality Agreement) shall execute a confidentiality agreement substantially in the form attached hereto as Schedule 31.17(c), or such other form as reasonably agreed upon by Tenant, Landlord, the Disclosure Parties, and/or the Other Parties (the “Confidentiality Agreement”) in connection with the disclosure of Confidential Information hereunder; provided, however, that any Landlord Counterparty may disclose such Confidential Information to its actual or potential financing sources that are informed by such Landlord Counterparty of the confidential nature of the Confidential Information and that agree to be bound by the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Section, (a) in no event shall any Confidential Information be disclosed to any retailers, and (b) Landlord and Tenant understand and agree that the Disclosure Parties may disclose aggregate, portfolio level financial information regarding Tenant and the Properties as a whole. Notwithstanding anything to the contrary in this Lease or other agreement, Landlord and its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) may disclose all financial statements provided under this Lease, including, without limitation, the Confidential Information (i) to Spirit Realty Capital, Inc. and to each of Landlord’s and Spirit Realty Capital Inc.’s affiliates, subsidiaries, representatives, partners, members, officers, employees, agents, lenders, consultants, attorneys, auditors, accountants and other advisors, (ii) where such disclosure is required by a requirement of a court, administrative agency or other regulatory or governmental body or pursuant to an applicable law, rule or regulation and (iii) to any potential buyer, assignee, or other counterparty of Landlord, or Landlord’s actual or potential financing sources.”

(d) Section 31.17(e) is hereby deleted in its entirety and replaced with the following:

“Tenant agrees that the Tenant or SRSHC Audited Reporting Financials shall be audited by, and the Tenant or SRSHC Unaudited Reporting Financials shall be reviewed by, a nationally recognized accounting firm. Furthermore, Tenant shall use reasonable best efforts to cause its or SRSHC’s accountants to deliver their consent in a timely manner to the inclusion of their audit opinion or other reports in any regulatory reports filed as part of Landlord’s or its affiliates’ (including Spirit Realty Capital, Inc’s. or in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity’s) SEC reporting obligations. Tenant shall also use reasonable best efforts to cause its or SRSHC’s accountants to provide so-called “comfort letters” when reasonably requested by Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity). Notwithstanding the foregoing, Tenant’s or SRSHC’s accountants’ failure or refusal to so consent or to provide so-called “comfort letters” shall not in and of itself constitute a Default under this Lease. Tenant shall (and shall cause SRSHC to) cooperate with their respective Landlord and shall provide any reasonably required management representation letters or other information to their respective accountants.”

(e) Section 31.17(g) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any other provision contained in this Section 31.17, from and after the earlier of (i) the date when the Guaranty is no longer in full force or effect, and (ii) the date that the SEC first requires the inclusion of Tenant’s financial statements (rather than the consolidated financial statements of SRSHC) in the SEC reports of Landlord or its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity), Tenant shall be obligated to deliver financial statements (of the type and having the characteristics described herein) of Tenant, in lieu of causing SRSHC to deliver such financial statements of SRSHC.”

(f) The following shall be added as new Section 31.17(h) of the Lease:

“Notwithstanding anything contained herein to the contrary, Landlord and its affiliates (including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity) shall be permitted to (1) include any and all information provided by Tenant hereunder as part of its or their filings and reporting obligations under the rules and regulations of the SEC to the extent required to comply with its or their SEC reporting obligations and (2) shall be permitted to share any and all information provided by Tenant hereunder with Landlord’s affiliates (including, without limitation, Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity), members, officers, directors, shareholders, employees, beneficiaries, trustees, agents, representatives, attorneys, lenders, and accountants.”

5. Sale Restriction. The following modifications shall be made in connection with Section 12.04 of the Lease:

(a) Section 12.04(b) of the Lease is hereby modified by deleting the sentence:

“Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that it shall not (y) effectuate any Landlord Assignment Transaction (or such other sale, assignment, transfer or otherwise of any Property Location or portion thereof by Landlord) hereunder prior to June 1, 2021 that would cause as of the date of the consummation of such Landlord Assignment Transaction (or such other sale, assignment, or transfer) Base Rent under this Lease to be reduced below $20,000,000, or (z) assign, sell, or otherwise transfer any Property Location that contains any outlots as set forth on Schedule 12.04(b)”.

(b) Schedule 12.04(b) of the Lease is hereby deleted in its entirety.

6. Rent Payment Date. Section 2.01 is hereby modified by deleting the phrase “on the first (1st) day of each calendar month” and replacing it with “on the fifteenth (15th) day of each calendar month”.

7. Rent Deferral. The following shall be added as a new Article 34 of the Lease:

“34.01 Provided the below listed conditions are satisfied, Tenant shall, at its option, have the one time right, upon at least sixty (60) days written notice to Landlord (the “Deferral Notice”), to defer payment of the Monthly Base Rent (the “Deferred Rent”) for up to three (3) individual months; provided, however, that if Tenant shall defer Monthly Base Rent for more than one (1) month, such months shall not be consecutive. Interest at the rate of eleven percent (11%) per annum shall accrue on the Deferred Rent from and after the commencement of the rent deferral period, and such interest, together with the Deferred Rent, shall be due and payable on the date which immediately precedes the first anniversary of the commencement of the rent deferral period. The repayment of the Deferred Rent, together with the interest as stated above, shall be secured by a second priority lien (subject to liens, claims or encumbrances permitted by Section 9.8 of the ABL Facility (as in effect on the date hereof) on the interests of Tenant in its assets, which are subject to a first priority liens for a loan made by Wells Fargo Bank, National Association, as agent, and lenders (collectively, “Tenant’s Lenders”), pursuant to an asset based credit facility, dated as of February 7, 2012, as amended, supplemented, modified, renewed or extended from time to time) made by and between Tenant and Tenant’s Lenders (the “ABL Facility”). The Deferral Notice shall contain the following: (i) the date on which such deferral will commence and (ii) a list of the months, with a maximum of three (3) individual months, that Tenant will defer paying Monthly Base Rent. Tenant shall have the right to defer Monthly Base Rent as set forth above provided the following conditions are satisfied:

(a) Tenant shall have granted to Landlord a perfected second priority security interest in the Collateral (as defined in the ABL Facility), which security interest shall not be junior to any other liens, claims or encumbrances except (1) the first priority security interest in favor of ABL Facility and (2) liens, claims or encumbrances permitted by Section 9.8 of the ABL Facility (as in effect on the date hereof);

(b) The execution and delivery of a security agreement and an intercreditor agreement (and, for the avoidance of doubt, no other security or collateral documents), in each case, shall be, in form and substance, reasonably satisfactory to Landlord,; and

(c) Tenant shall not have, or be subject to, any contractual restrictions or limitations which prevent its ability to repay the Deferred Rent in accordance with this Article 34.

8. Form of Landlord Assignment Lease Agreement. Exhibit K of the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

9. Ratification. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is a conflict between the Lease and the terms of this Amendment, the terms of this Amendment shall control.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. The delivery of an executed copy of this Amendment by facsimile or electronic mail transmissions shall have the same force and effect as the delivery of the original, signed copy of this Amendment.

[Signatures appear on following page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

LANDLORD:

SPIRIT SPE PORTFOLIO 2006-1, LLC, a Delaware limited liability company

By:	Spirit SPE Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Jay Young
		Name:	Jay Young
		Title:	Manager

SPIRIT SPE PORTFOLIO 2006-2, LLC, a Delaware limited liability company

By:	Spirit SPE Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Jay Young
		Name:	Jay Young
		Title:	Manager

[Signatures Continue On Following Page]

TENANT:

SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company

By:	/s/ Russell Steinhorst
Name: Russell Steinhorst
Title: CEO

[Signature Page to Amendment to Amended and Restated Master Lease Agreement (Shopko)]

LEASE 1

between

[                     ],

Landlord,

and

SHOPKO STORES OPERATING CO., LLC,

Tenant,

Dated: [                    ], 20[

[1]	Intended for use for lease of one property. If breakout lease is converted to a master lease then add alternate provisions in accordance with footnotes herein.

i

9.02	Tenant’s Obligations	14
9.03	Landlord Not Obligated	15
9.04	Compliance with REA(s)	15
9.05	Intentionally Omitted	16
9.06	Warranties	16

ARTICLE 10. RIGHTS RESERVED TO LANDLORD		17

ARTICLE 11. ALTERATIONS		17

11.01	Alterations	17

ARTICLE 12. ASSIGNMENT AND SUBLETTING		18

12.01	Assignment	18
12.02	Change of Control	19
12.03	Subletting and Non-Disturbance	20
12.04	Assignment by Landlord	21
12.05	Intentionally Omitted	24
12.06	Concessionaires	24
12.07	[Limits on Assignment, Subletting and Substitution	24

ARTICLE 13. WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT		25

13.01	Waiver of Certain Claims	25
13.02	Tenant Responsible for Personal Property	25
13.03	Indemnification	26

ARTICLE 14. USE OF CASUALTY INSURANCE PROCEEDS		27

14.01	Tenant’s Obligation to Restore	27
14.02	No Abatement of Rent	28
14.03	Right to Terminate	29
14.04	Intentionally Omitted	29

ARTICLE 15. EMINENT DOMAIN		29

15.01	Taking: Lease to Terminate	29
15.02	Taking: Lease to Continue	29
15.03	No Abatement of Rent	31
15.04	Tenant’s Claim for Reimbursement	31

ARTICLE 16. DEFAULT		31

16.01	Events of Default	31
16.02	Rights and Remedies of Landlord	32
16.03	Final Damages	35
16.04	Removal of Personal Property	35
16.05	Landlord’s Default	35
16.06	Attorneys’ Fees	35
16.07	Tenant Waiver	36

ARTICLE 17. SUBORDINATION; LEASEHOLD MORTGAGE		36

17.01	Subordination	36
17.02	Liability of Mortgagee; Attornment	36
17.03	Tenant Leasehold Mortgage	37

ARTICLE 18. MORTGAGEE PROTECTION		40

ARTICLE 19. ESTOPPEL CERTIFICATE		40

ARTICLE 20. REPRESENTATIONS AND WARRANTIES OF TENANT		41

20.01	Organization, Authority and Status of Tenant	41
20.02	Enforceability	41
20.03	Intentionally Omitted
20.04	Intentionally Omitted
20.05	Compliance With OFAC Laws	41
20.06	Intentionally Omitted	41
20.07	Absence of Breaches or Defaults
20.08	Intentionally Omitted
20.09	Intentionally Omitted

ARTICLE 21. NONWAIVER		42

ARTICLE 22. INTENTIONALLY OMITTED		42

ARTICLE 23. REAL ESTATE BROKERS		42

ARTICLE 24. NOTICES		42

ARTICLE 25. HAZARDOUS MATERIALS		43

25.01	Defined Terms	43
25.02	Tenant’s Obligations with Respect to Environmental Matters	44
25.03	Copies of Notices	45
25.04	Landlord’s Right to Inspect	45
25.05	Tests and Reports	45
25.06	Tenant’s Obligation to Respond	46
25.07	Landlord’s Right to Act	46
25.08	Indemnification	46

ARTICLE 26. TITLE AND COVENANT AGAINST LIENS		47

26.01	Title and Covenant Against Liens	47

ARTICLE 27. EXCULPATORY PROVISIONS		48

ARTICLE 28. QUIET USE AND ENJOYMENT		48

ARTICLE 29. CHARACTERIZATION OF LEASE		48

29.01	[Unseverable Lease;]No Joint Venture	48
29.02	True Lease Waiver	49

ARTICLE 30. RESERVES		50

30.01	Reserves	50

30.02	Satisfaction of Tenant’s Obligations	50
30.03	Reserve Period; Maintenance Expenses	50
30.04	Reserve Reversal Event	51
30.05	Letter of Credit	51
30.06	Defined Terms	51

ARTICLE 31. MISCELLANEOUS		52

31.01	Successors and Assigns	52
31.02	Modifications in Writing	53
31.03	Definition of Tenant	53
31.04	Definition of Landlord	53
31.05	Headings	53
31.06	Time of Essence	53
31.07	Default Rate of Interest	53
31.08	Severability	53
31.09	Entire Agreement	53
31.10	Force Majeure	54
31.11	Memorandum of Lease	54
31.12	No Construction Against Preparer	54
31.13	Waiver of Landlord’s Lien	54
31.14	Investment Tax Credits	55
31.15	Signage	55
31.16	Definition of CPI	55
31.17	Financial Statements	55
31.18	State-Specific-Provisions	57
31.19	Counterparts	57
31.20	Mortgagee Consent	57
31.21	Waiver of Jury Trial and Certain Damages	58
31.22	Forum Selection; Jurisdiction; Venue; Choice of Law	58
31.23	No Merger	58
31.24	Intentionally Omitted	59
31.25	Guaranty	59

ARTICLE 32. [OVERLEASES		59

32.01	Overleases	59

Exhibits:

Exhibit A	Legal Description

Exhibit B	Intentionally Omitted

Exhibit C	Form of Estoppel Letter

Exhibit D	Form of Sublease Non-Disturbance Agreements

Exhibit E	Form of Mortgagee Non-Disturbance Agreement

Exhibit F	Form of Landlord Agreement

Exhibit G	Form of Memorandum of Lease

Exhibit H	Intentionally Omitted

Exhibit I	Intentionally Omitted

Exhibit J	Form Income and Expense Statement

Exhibit K	[Form of Landlord Assignment Lease Agreement]

Exhibit L	[Form of Landlord Assignment Guaranty Agreement]

Exhibit M	Intentionally Omitted

Schedules:

Schedule 2.02	Landlord ACH Payment Instructions

Schedule 12.01	Officer’s Certificate (Assignment)

Schedule 12.03	Officer’s Certificate (Subletting)

Schedule 31.17(c)	Form of Confidentiality Agreement

Schedule 31.17(d)	Officer’s Certificate (Financial Reports)

v

LEASE2

THIS LEASE (hereinafter, this “Lease”) is made and entered into as of the [                    ] day of [                        ], 20[                        ] (the “Effective Date”), by and between [                        ], a [                    ] (hereinafter, “Landlord”), and SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company (hereinafter, “Tenant”).

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Premises (as defined herein) in accordance with and subject to the terms, conditions and restrictions of this Lease.

NOW, THEREFORE, in consideration of the lease of the Premises and the rents, covenants and conditions herein set forth, and with reference to the definitions of various terms used herein, Landlord and Tenant do hereby covenant, promise and agree as follows:

ARTICLE 1.

GRANT AND TERM

1.01 Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, [that certain parcel of land owned by Landlord in fee] [that certain parcel of land held by Landlord as the tenant under that certain [DESCRIBE LEASE (the “Overlease”)]] and described on Exhibit A (the “Parcel”) attached hereto and made a part hereof and all of the buildings located on the Parcel (each, a “Building” and collectively the “Buildings”) and other improvements erected or situated on the Parcel, including, but not limited to, to the extent they exist, parking areas; access roads; entrances and driveways; lighting facilities; grass, shrubs, trees and landscaping; retaining walls; passageways, sidewalks and curbs; culverts; retention basins and drainage facilities; directional and shopping center pylons or monuments; sewer and sewage disposal systems; water supply, electric lines; gas lines and other service and utility lines, pipes and installations of every kind (the Parcel, together with the Buildings and the other improvements located thereon, the “Premises”), together with all easements (including any rights under applicable construction, operating and/or reciprocal easements agreements) over adjoining real property, rights of way, hereditaments, interests in or to adjacent streets or alleys or other real property and all the benefits thereunto belonging and appertaining to any portion of the Premises.

1.02 Term of Lease. The term hereof (the “Term”) shall commence on the Effective Date (the “Commencement Date”), and shall expire at 11:59 PM EST on [December 31, 2031][ December 31, 2035] (the “Expiration Date”). The Term shall be subject to earlier termination of this Lease and extension of this Lease as provided herein.

[2]	If the breakout lease is a master lease, the provisions hereof will be conformed for multiple properties to include specific lease terms regarding Term, Base Rent Allocations, Property Locations, and other relevant provisions from the Amended and Restated Master Lease relating to such specific Lease terms. All insertions of alternative provisions shall include insertions of the definitions of any terms used therein and any cross-referenced provisions (if not already in the document)

1.03 Extension Options. Landlord agrees that Tenant shall have, and it is hereby granted, two (2) successive options (the “Extension Options”) to extend the Term, in Tenant’s sole discretion, for a period of ten (10) years each (individually, an “Extension Period”, and collectively, the “Extension Periods”), each such Extension Period to begin respectively upon the expiration of the initial Term or the prior Extension Period. All of the terms, covenants and provisions of this Lease shall apply to each Extension Period, except that Base Rent (as defined in Section 2.01 below) for each of the Extension Periods shall continue to be adjusted pursuant to the terms of Section 2.01 below, payable in equal monthly installments as Monthly Base Rent (as defined in Section 2.01). In order to exercise the Extension Options, Tenant shall give Landlord notice of such exercise no later than one hundred twenty (120) days prior to the end of the initial Term of this Lease or the prior Extension Period; provided, however, that if Tenant shall fail to give the notice within the aforesaid time limit, Tenant’s right to exercise its option shall nevertheless continue during said one hundred twenty (120) day period until thirty (30) days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option (“Landlord’s Notice”), and Tenant may exercise such option at any time until the expiration of said thirty (30) day period. It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under any of the options set forth in this Lease through inadvertent failure to give the extension notice within the time limits prescribed. Accordingly, if Tenant shall fail to give an extension notice to Landlord for any of the Extension Periods, and if Landlord shall fail to give Landlord’s Notice to Tenant, then until the expiration of thirty (30) days following Landlord’s Notice, or until Tenant either exercises its option to extend or notifies Landlord that it does not intend to exercise said option to extend, the Term shall be extended automatically from month to month upon all the terms and conditions then in effect, except that Monthly Base Rent shall be increased in accordance with Article 8, and in no event shall the Term extend beyond the last date of the last Extension Period. Upon the failure of Tenant to exercise one or any of the options herein following Landlord’s Notice, and, in any event, upon expiration of the last of such Extension Periods, Tenant shall have no further or additional right to renew or extend this Lease.

1.04 Intentionally Omitted.

1.05 Lease Year Defined. As used in this Lease, the term “Lease Year” shall mean (a) if the Commencement Date is the first (1st) day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (b) if the Commencement Date is not the first (1st) day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

ARTICLE 2.

RENT

2.01 Base Rent. Throughout the Term, Tenant shall pay to Landlord an annual base rent for the Premises (the “Base Rent”), without notice or demand. The Base Rent for the Premises is $[        ]. On each Adjustment Date (defined below), the Base Rent shall increase by the lesser of (i) 1.25 multiplied by the product of (A) the Base Rent in effect immediately prior to the applicable Adjustment Date and (B) the CPI Increase or (ii) 1.95% of the Base Rent in effect immediately prior to the applicable Adjustment Date. The term “Adjustment Date”

shall mean each January 1 during the Term, including any Extension Period, as applicable. Base Rent shall be payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”), in advance, on the first (1st) day of the Term and on the first (1st) day of each calendar month thereafter of the Term. If the Term ends on any day except the last day of a calendar month, the Monthly Base Rent shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which is the number of days remaining in the month through the last day of the Term and the denominator of which is the total number of days in such month.

2.02 Manner of Payment. Attached hereto as Schedule 2.02 is Landlord’s account information allowing Tenant to establish arrangements whereby payments of Base Rent and all other amounts becoming due from Tenant to Landlord hereunder are transferred by Automated Clearing House Debit initiated by Tenant from an account established by Tenant at a United States bank or other financial institution to such account as Landlord has designated in Schedule 2.02. Tenant shall continue to pay all Base Rent by Automated Clearing House Debit unless otherwise designated from time to time by written notice from Landlord to Tenant.

2.03 Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that any Base Rent, Impositions and all other sums payable by Tenant hereunder (hereinafter collectively referred to as “Rent”) shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or reduced pursuant to an express provision of this Lease or by operation of law. This is a net lease and Base Rent, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, abatement, deferment, or deduction, except as otherwise specifically set forth herein or provided by Laws (as defined in Section 4.02), and Tenant shall enforce any rights against Landlord in an independent action; provided, however, in no event shall Tenant be liable for any interest, principal, late fees or other expenses relating to any debt incurred by Landlord or other costs incurred by Landlord in financing or refinancing the Premises. Except as provided under a bankruptcy, insolvency, reorganization or other proceeding of Landlord, Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (a) the exercise of any remedy, including foreclosure, under any Mortgage (as defined in Section 17.01 below), (b) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (c) a Condemnation of the Premises or any portion thereof (except as expressly provided herein), (d) the prohibition or restriction of Tenant’s use of the Premises under any Laws (as defined in Section 4.02 below), or (e) a Casualty Event affecting the Premises or any portion thereof (except as expressly provided herein).

ARTICLE 3.

IMPOSITIONS

3.01 Tenant to Pay Impositions. Tenant shall pay or cause to be paid, directly to the applicable taxing authority (except as otherwise expressly set forth in this Section 3.01 and in Section 30.01 hereof) in a timely manner and as hereinafter provided, all of the following items, if any, to the extent that such items arise out of the use, ownership or operation of the Premises that accrue during the Term with respect thereto, whether such items were imposed or assessed prior to the commencement of the Term with respect thereto or on or subsequent to the commencement of the Term with respect thereto (each, an “Imposition” and collectively, the “Impositions”): (a) real property taxes and assessments; (b) taxes on personal property, trade fixtures and improvements located on or relating to the Premises, whether belonging to Landlord or Tenant; (c) occupancy and rent taxes; (d) levies; (e) gross receipts, gross income, excise or similar taxes (i.e., taxes customarily based upon gross income or receipts which fail to take into account deductions relating to the Premises) imposed or levied upon, assessed against or measured by Base Rent or any portion thereof or other Rent payable hereunder, but only to the extent that such taxes would be payable if such Premises was the only property of Landlord; (f) all excise, franchise, privilege, license, sales, value added, use and similar taxes imposed upon any Rent or other monies owed hereunder, or upon the leasehold estate of either party (other than, transfers, sales or similar taxes imposed in connection with a direct or indirect transfer of Landlord’s leasehold estate); (g) all transfer, documentary, excise, stamp, recording conveyance or similar taxes with respect to Tenant’s assignment or transfer of this Lease, or Tenant’s sublet of any portion of the Premises; (h) payments in lieu of each of the foregoing, whether or not expressly so designated; (i) fines, penalties and other similar or like governmental charges applicable to any of the foregoing and any interest or costs with respect thereto solely attributable to the acts of Tenant; and (j) any and all other federal, state, county and municipal governmental and quasi-governmental levies, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, and any interest or costs with respect thereto, which are due and payable or accrue at any time during the Term. Each such Imposition, or installment thereof, during the Term shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, in accordance with Laws, any Imposition may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) (“Installments”), Tenant may exercise the option to pay the same in such Installments and shall be responsible for the payment of such Installments only, provided that all such Installment payments relating to periods prior to the expiration of the Term are required to be made prior to the Expiration Date or early termination of this Lease, and provided further that, if such installments extend beyond the Term, Landlord shall have the option to pay all remaining installments relating to periods following the expiration of the Term. Notwithstanding anything contained in this Section 3.01 to the contrary, (i) “Impositions” shall include all real property taxes and assessments which were assessed, levied or imposed or which accrued prior to the Term if payable during the Term, and Tenant shall promptly pay such items as and when they become due and payable, and (ii) any real property taxes and assessments which accrue during the Term but become payable after the Term shall continue to be Tenant’s obligation or responsibility to pay. If Tenant is not permitted by applicable laws to pay any Imposition directly to the taxing authority, Tenant shall pay or cause such Imposition to be paid to Landlord together with its payments of Base Rent and any other Rent payable hereunder.

3.02 Receipt of Payment. After a written request therefor by Landlord, Tenant shall furnish to Landlord, within thirty (30) days after each Imposition is due, evidence reasonably satisfactory to Landlord evidencing the timely payment of an Imposition. If Tenant fails to pay the appropriate taxing authority all Impositions when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant. Landlord and Tenant shall cooperate to notify the appropriate governmental authorities to deliver bills or invoices for Impositions directly to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord and Tenant are unable, after having made commercially reasonable efforts to do so, to cause direct billing of Impositions to Tenant’s address, and Landlord fails to promptly (but in any event within ten (10) business days after receipt thereof), deliver to Tenant any bill or invoice with respect to any Impositions that Landlord may receive and Tenant’s payment of such Impositions within twenty (20) business days after receipt of the bill or invoice results in the imposition of interest, penalties and/or late fees, then Landlord shall be responsible for such interest, penalties and/or late fees, provided, that the Landlord’s failure to timely deliver any such bill or invoice shall not limit Tenant’s obligation to pay such Imposition.

3.03 Exclusions.

(a) Except as provided in Section 3.03(b) herein below, nothing contained in this Article 3 shall require Tenant to pay foreign, state, local or federal income, inheritance, estate, succession, capital levy, capital stock, stamp, transfer, excess profit, revenue, gift or similar taxes of Landlord. For the purposes of this Lease, income taxes shall include (i) taxes, however labeled, determined by reference to income, and (ii) any tax, however labeled, imposed on one or more alternative bases, where one or more of such alternative bases is based on income and the tax is in fact imposed on the income base; provided, however, that the maximum additional amount of Impositions with respect to a calendar year that Tenant may be responsible for hereunder as a result of the inclusion of “and the tax is in fact imposed on the income base” may not exceed Five Thousand Dollars ($5,000). Where a tax may be imposed on one or more alternative bases, one or more of which is based on income, and it is not in fact imposed on the income base, the tax actually imposed will be treated as an income tax hereunder to the extent of the amount that would have been imposed had the tax been imposed on an income base.

(b) If, at any time during the Term, a tax or excise on Base Rent or any portion thereof or other Rent or the right to receive rents or other tax, however described, is levied or assessed against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Base Rent or portion thereof or other Rent or other tax before interest or penalties accrue, and the same shall be deemed to be an Imposition levied against the Premises.

3.04 Contest. Tenant shall have the right to contest (in the case of any item involving more than Ten Thousand Dollars ($10,000), after written notice to Landlord) the amount or validity, in whole or in part, of any Imposition by appropriate legal proceedings diligently conducted in good faith, at Tenant’s sole cost and expense, provided that (a) no Default by Tenant has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is bound as a direct party and any REAs (as defined in Section 9.04 below) [and the Overlease] and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (c) neither the Premises nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceedings; (d) such proceeding shall suspend the collection of such contested Imposition; and (e) Tenant shall furnish such security as may be required by the appropriate governmental authorities in connection with the proceeding. Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

3.05 Reduction of Assessed Valuation. Subject to the provisions of Section 3.04, Tenant shall have the right to seek a reduction in the assessed valuation of the Premises for real property tax purposes and to prosecute any action or proceeding in connection therewith.

3.06 Joinder of Landlord. Landlord shall join and reasonably cooperate in any proceedings referred to in Sections 3.04 and 3.05 or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse (as incurred) and indemnify Landlord (promptly upon demand) for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.

ARTICLE 4.

USE; COMPLIANCE

4.01 Use. Tenant shall have the right to use and occupy the Premises for any retail purpose or for any other use or purpose permitted by the applicable zoning authority and otherwise by Laws and, as applicable or any REAs [or the Overlease]. Tenant shall have the right to cease operations for business (“go dark”) at the Premises or any portion thereof. Tenant shall provide Landlord with written notice of going “dark” (provided, however, that Tenant’s failure to deliver such notice to Landlord shall not constitute a default under this Lease). Notwithstanding the foregoing, the terms and provisions of this Lease and Tenant’s obligations hereunder (including without limitation, the payment of Base Rent and other Rent without reduction except as set forth in Articles 14 and 15, the maintenance of insurance as required under Article 6 and Tenant’s maintenance obligations under Section 9.02) shall remain in full force and effect with respect to the Premises or any portion thereof that has gone “dark”.

4.02 Compliance. Tenant’s use and occupation of the Premises, and the condition thereof, shall, at Tenant’s sole cost and expense, comply fully with all Legal Requirements, and all restrictions, covenants and encumbrances of record (including any owner obligations under such Legal Requirements), with respect to the Premises, in either event, the failure with which to comply could have a Material Adverse Effect. Without in any way limiting the foregoing provisions, Tenant shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos, economic sanctions, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as they affect the Premises now or hereafter in effect. Tenant shall comply with all Legal Requirements and directives of governmental authorities and, upon receipt thereof, shall provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to any actual or alleged noncompliance event, the failure of which to comply could have a Material Adverse Effect. Tenant shall also reimburse Landlord for all Costs incurred by Landlord in evaluating the effect of such an event on the Premises and this Lease (to the extent Tenant is not using reasonable efforts to comply with such an event and

Landlord makes a reasonable and good faith determination that such evaluation is necessary), in obtaining any necessary licenses from governmental authorities as may be necessary for Landlord to enforce its rights hereunder, and in complying with all Legal Requirements applicable to Landlord as the result of the existence of such an event, and for any penalties or fines imposed upon Landlord as a result thereof Tenant will use commercially reasonable efforts to prevent any act or condition to exist on or about the Premises which will materially increase any insurance rate thereon except when such acts are required in the normal course of its business, and in any event, Tenant shall pay for such increase; provided, however, the foregoing provision shall not in any way prevent Tenant from having the right to use and occupy the Premises in accordance with Section 4.01 above. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties (as defined in Section 13.03(a)) solely by reason of Landlord’s interest in the Premises or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses (defined below) caused by, incurred or resulting from Tenant’s failure to comply with its obligations under this Section.

For purposes hereof:

“Costs” means all reasonable costs and expenses incurred by a Person (defined in Section 20.05 below), including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, and appraisal fees, as the circumstances require.

“Laws” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws (defined in Section 25.01(b) below) and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to the Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Premises.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, fines, taxes, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) the Premises, including, without limitation, the operation of the Premises and/or the value of the Premises; (b) Tenant’s ability to perform its obligations under this Lease; or (c) Landlord’s interests in the Premises or this Lease.

ARTICLE 5.

UTILITIES

5.01 Payment for Utilities. Tenant will pay, when due, all such charges which accrue during the Term of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant was obligated to pay for all utilities or services at the Premises used by it or its affiliates, agents, employees or contractors.

5.02 Utilities. Tenant shall have the right to choose and shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the state in which the Premises is located or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Article 5 shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of any Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charges or fees on Tenant’s behalf and Tenant shall reimburse Landlord for such utility charge upon Landlord’s demand therefor with interest accruing at the Default Interest rate provided in Section 31.07. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause (other than Landlord’s gross negligence or willful wrongful acts) shall not make Landlord liable in any respect for damages of any kind to any Person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.

ARTICLE 6.

INSURANCE

6.01 Tenant’s Insurance.

(a) Tenant shall obtain and maintain the following coverages at its sole cost and expense:

(i) “All Risk” or “Special Form” Property Insurance with a Twenty- Five Million Dollars ($25,000,000) per occurrence limit, with no aggregate for the peril of windstorm, tornado and hail, on the Buildings and Tenant’s Personalty (as defined in Section 7.02) located on the Premises, (1) in an amount equal to one hundred percent (100%) of the full replacement cost, (2) containing an agreed amount endorsement waiving all coinsurance provisions; and (3) providing [for no deductible in excess of (a) One Hundred Thousand Dollars ($100,000) or (b) in the event that the Insurance Deductible Letter of Credit (defined below) is in full force and effect, Five Hundred Thousand Dollars ($500,000); and (4) providing ]3 coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction under an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of the Premises shall at any time constitute legal non-conforming structures or uses. The full replacement cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Landlord by an appraiser or contractor designated and paid by Tenant and approved by Landlord, or by an engineer or appraiser in the regular employ of the insurer and at the expense of Tenant. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. [For purposes of this Section 6.01(a)(i), the term “Insurance Deductible Letter of Credit” shall mean a letter of credit, combined for ShopKo Stores Operating Co., LLC (“ShopKo”) and Pamida Stores Operating Co., LLC (“Pamida”) so long as they jointly procure insurance, in an amount equal to Four Hundred Thousand Dollars ($400,000.00), naming Landlord or, at Landlord’s option, its Mortgagee (as defined in Section 17.01 below) as the sole beneficiary thereof, which letter of credit shall (A) be a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Landlord in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of “AA” or better (or a comparable long term debt obligation rating) as assigned nationally-recognized statistical rating agency, (B) be payable upon presentation of a sight draft only to the order of Landlord or its Mortgagee at a New York City bank, (C) have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the Term, (D) provide for multiple draws, and (E) be transferable by Landlord or its Mortgagee, and its successors and assigns at a New York City bank.]4

(ii) Commercial General Liability insurance (“Liability Insurance”) against liability for bodily injury and death, property damage, personal and advertising injury, liquor (to the extent liquor is sold or manufactured on the Premises), optometrist and druggist professional liability (to the extent optometric and pharmacy operations exist on the Premises) on the Premises, such Liability Insurance (1) to be on an “occurrence” form with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate and to continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate; and (2) to provide coverage for premises and operations, products and

[3]	Bracketed deductible language and the definition of “Insurance Deductible Letter of Credit” will only be included for buyers of ten or more properties (whether or not pursuant to a master lease) or $50,000,000 or more in purchase price)
[4]	Bracketed deductible language and the definition of “Insurance Deductible Letter of Credit” will only be included for buyers of ten or more properties (whether or not pursuant to a master lease) or $50,000,000 or more in purchase price)

completed operations on an “if any” basis, independent contractors, blanket contractual liability for all written and oral contracts and contractual liability covering the indemnities contained in this agreement. The deductible for Liability Insurance coverage shall not exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, the deductible for Liability Insurance coverage related to optometrist and druggist professional liability (to the extent optometric and pharmacy operations exist on the Premises) on the Premises shall not exceed Five Hundred Thousand Dollars ($500,000);

(iii) Workers’ Compensation insurance providing statutory benefits and Employers Liability insurance with a limit of at least One Million Dollars ($1,000,000) for all Persons employed by Tenant at or in connection with the Premises;

(iv) Business Interruption/Loss of Rents insurance (1) covering all risks required to be covered by the insurance provided for in subsection (i) above; (2) in an amount equal to one hundred percent (100%) of the projected gross income from the Premises (on an actual loss sustained basis) for a period continuing until the restoration of the Premises is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the signing of this Lease and at least once each year thereafter based on Tenant’s reasonable estimate of the gross earnings including one hundred percent (100%) of rent payables for the succeeding twenty-four (24) month period, and (3) containing an extended period of indemnity endorsement which provides that after the physical loss to the Buildings, improvements or Tenant’s Personalty has been repaired, the continued loss or income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Premises is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period;

(v) Comprehensive Boiler and Machinery insurance, if applicable, in an amount equal to the greater of Five Million Dollars ($5,000,000) or full replacement cost of the Buildings, improvements and Tenant’s Personalty on terms consistent with the “All Risk” Property insurance required under subsection (i) above;

(vi) Flood insurance, if any portion of a Building is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazard pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), of the following types and in the following amounts (1) coverage under policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the Premises under the Flood Insurance Acts, subject only to customary deductibles under such policies and (2) Excess Flood Insurance in an amount equal to the greater of (x) one hundred percent (100%) of replacement cost of the Buildings (including the improvements) located in the Premises, or (y) Ten Million Dollars ($10,000,000) if the Premises is located outside Flood Zone A or V;

(vii) Earthquake insurance for locations with Probable Maximum Loss percentages of 20 (PML 20%) or greater, and sinkhole and mine subsidence insurance in amounts equal to one times (1x) the probable maximum loss of the Premises as determined by Landlord in its sole discretion and in form and substance satisfactory to Landlord, provided that with the exceptions for limits and deductibles the Earthquake insurance shall be on terms consistent with the “All Risk” Property insurance under subsection (i) above;

(viii) Umbrella Liability insurance in an amount not less than Seventy- Five Million Dollars ($75,000,000) per occurrence on the forms of Primary Commercial General Liability, Employers Liability, Optometrist Professional Liability and Druggist Professional Liability;

(ix) At all times during which structural construction, repairs or alterations (including Capital Improvements) are being made with respect to the Buildings and the other improvements (1) Owner’s Contingent or Protective Liability insurance covering claims not covered by or under the terms or provisions of the insurance provided in subsection (ii) above; and (2) Builders Risk insurance on a completed value form covering against “all risks” insured against pursuant to subsection (i) above shall include permission to occupy the Premises, and shall contain an agreed amount endorsement waiving coinsurance provisions;

(x) Insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than Twenty-Five Million Dollars ($25,000,000) (the “Terrorism Insurance Required Amount”);

(xi) With respect to the Premises, if Tenant maintains a tank for the storage of Hazardous Materials, storage tank liability insurance that provides for corrective action, third party liability coverage, clean-up costs and defense costs at all times during the Term in an amount not less than those limits required to satisfy the financial responsibility requirements as determined by Title 40 the Code of Federal Regulations, but in no event less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate (“Tank Insurance”); and

(xii) Such other insurance and in such amounts from time to time that Landlord or its Mortgagee may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Premises in or around the region in which the Premises is located.

(b) Landlord shall be named as an “additional insured” for Liability Insurance, as an “additional named insured” and as a “loss payee” for Property Insurance, as an “additional insured” for Tank Insurance, and as a “loss payee” for rental value or business interruption insurance. If the Premises shall be subject to any Mortgage (as defined in Section 17.01), the applicable Liability Insurance shall, if required by such Mortgage, name the Mortgagee (as defined in Section 17.01) as an additional insured and the Property, Business Interruption/Loss of Rents, Boiler and Machinery, Flood, Earthquake and Terrorism insurance shall name the Mortgagee as a “loss payee” under a standard “noncontributory mortgagee” endorsement or its equivalent. In the case of Property, Boiler and Machinery, and Flood insurance, each policy shall contain a so-called New York standard non-contributing mortgagee clause in favor of any Mortgagee providing that the loss thereunder shall be payable to Landlord and Mortgagee, as their interests may appear.

(c) All of Tenant’s insurance policies required hereunder shall be in such form and shall be issued by such responsible companies permitted to do business in the state where the Premises is located. All such companies shall have a rating of “A” or better for financial strength claims paying ability assigned by Moody’s Investors Service, Inc. (if Moody’s Investors Service, Inc. provides a rating for the insurer) and a rating of “A” or better assigned by Standard & Poor’s Rating Group (“S&P”), provided that if any insurance required is provided by a syndicate of insurers, the insurers with respect to such insurance shall be acceptable if (1) the first layer of coverage under such insurance shall be provided by carriers with a minimum financial strength rating from S&P of “A” or better; (2) sixty percent (60%) (seventy-five percent (75%) if there are four or fewer members in the syndicate) of the aggregate limits under such policies must be provided by carriers with a minimum financial strength rating from S&P of “A” or better; and (3) the financial strength rating from S&P for each carrier in the syndicate shall have a financial strength rating from S&P of at least “BBB”. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. Evidence of insurance (in form and substance reasonably acceptable to Landlord) shall be delivered to Landlord on or before the Commencement Date and renewal evidence of insurance not less than ten (10) days prior to the date of expiration of the policies. Subject to the terms of Section 30 below, if Tenant fails to obtain and maintain insurance coverages in accordance with this Article 6, then Landlord, at Landlord’s sole option, upon fifteen (15) days prior written notice to Tenant and Tenant’s failure to cure within said period, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand with interest accruing at the Default Interest rate provided in Section 31.07, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. It is understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Rent under this Lease.

(d) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall promptly notify Landlord of the carrying of any such separate insurance and shall cause evidence of the same to be delivered as required in this Lease.

(e) Tenant shall not violate or permit to be violated any of the conditions or provisions of any of Tenant’s insurance policies required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write and continue such insurance.

(f) Each of Tenant’s insurance policies shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least ten (10) days’ prior written notice to Landlord and each Mortgagee, and contain clauses or endorsements to the effect that no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned. The Property Insurance shall contain a waiver of subrogation by the insurer of any right to recover the amount of any loss resulting from the acts or negligence of Landlord or its agents, employees or licensees.

(g) Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage to the Premises or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or their respective agents or employees, which loss or damage is insured pursuant to this Lease; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage. Each of Landlord and Tenant hereby waive all rights of subrogation that they may have against each other.

(h) It is expressly understood and agreed that (1) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and its Mortgagee; (2) the minimum limits of insurance coverage set forth in this Section 6.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease; (3) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any servicer or Mortgagee of Landlord certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; and (4) Tenant shall pay as they become due all premiums for the insurance required by this Section 6.01.

6.02 Blanket Policy. Property Insurance, at the option of Tenant, may be effected by blanket policies issued to Tenant covering the entire the Premises (or any portion thereof) and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease.

ARTICLE 7.

RETURN OF PREMISES

7.01 Surrender of Possession. At the expiration or early termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to each Building to Landlord and make known to Landlord the combination of all locks of vaults then remaining in each Building, and, subject to the following paragraph, shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in good working condition (subject to Tenant’s rights contained in Article 11 and Section 9.02), reasonable wear and tear, casualty and condemnation excepted.

7.02 Trade Fixtures and Personal Property. Tenant’s merchandise, furniture, machinery, trade fixtures, non-trade fixtures, inventory and other items of personal property of every kind and description (collectively, “Tenant’s Personalty”), shall belong to Tenant throughout the Term, and Tenant shall have the right to remove Tenant’s Personalty from the Premises and the obligation to restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term with respect to the Premises or within twenty (20) days following termination of this Lease or Tenant’s right of possession with respect to the Premises, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.04 shall apply.

7.03 Survival. All obligations of Tenant under this Article 7 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 8.

HOLDING OVER

If Tenant remains in possession of the Premises after the expiration of the Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rent, except that Tenant shall pay Landlord one hundred twenty-five percent (125%) of the Base Rent then applicable to the final Lease Year of the Term for the period Tenant remains in possession of the Premises. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 7).

ARTICLE 9.

CONDITION AND CARE OF PREMISES

9.01 As-Is Condition. Tenant acknowledges and agrees that Tenant accepts the Premises in “AS-IS, WHERE-IS” condition and agrees that Landlord makes no representation or warranty as to the condition thereof. Tenant further acknowledges and agrees that, prior to the Commencement Date, Tenant was in sole and exclusive possession and control of the Premises.

9.02 Tenant’s Obligations. Subject to Tenant’s rights set forth in Article 11 below and this Section 9.02, Tenant shall maintain, or cause to be maintained, in good working order the Premises, including the Buildings and any other improvements located thereon, the equipment serving the Buildings, and the other improvements located thereon, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances to the Buildings, all mechanical, electrical, plumbing, heating, air-conditioning and ventilation systems located in or otherwise serving such Buildings, and all water, sewer and gas connections, pipes and mains which service such Buildings which neither any public utility company nor a public authority is obligated to repair and maintain, and shall put, keep and maintain each Building, and the other improvements on such Parcel in good working order and make all repairs therein and thereon, interior and exterior, structural and nonstructural, necessary to keep the same in good working order and to comply with all applicable Laws, howsoever the necessity or desirability therefor may occur. When used in this Lease, the term “repairs” shall include all alterations, installations, replacements, removals, renewals and restorations, and the phrase “good working order” or “good working condition” means good working order or good working condition, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, (a) Tenant also shall perform common area maintenance and repairs and other duties with respect to the Premises or any adjoining property to the extent that Landlord is required to do so under any REAs (whereupon Tenant shall be entitled to reimbursement from any third party pursuant to any such REAs), and (b) so long as no Default has occurred and is continuing and subject to Tenant’s obligation to maintain the Premises in good working order as set forth above, Tenant shall not be required to make any structural or capital repairs or improvements to the Premises during the last two (2) years of the Term. For purposes of this Section 9.02, “the last two (2) years of the Term” refers to the final years of the Term, as extended, and Tenant’s obligations to repair and maintain the Premises will continue during the last two (2) years of the initial Term with respect thereto or any Extension Period with respect thereto for which Tenant has exercised its Extension Option.

9.03 Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Buildings or any other improvements presently or hereafter located on the Parcel. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other improvements.

9.04 Compliance with REA(s). Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between Landlord and Tenant that the Premises may be subject to construction, operating, development, cross easement and reciprocal easement agreements or other declarations, covenants, restrictions or easement agreements in effect as of the Effective Date, or subsequently entered into as provided in this Section 9.04 or Article 26, in favor of an owner of adjoining property or to which Landlord is a party or that are binding on Landlord or the Premises or that are a matter of public record affecting the Premises or any portion thereof, or any similar agreements, as may be amended from time to time (hereinafter each referred individually as an “REA” and collectively as the “REAs”), and Tenant, for itself and any permitted assignee or subtenant, hereby covenants and agrees to comply with, perform all obligations (whether those of Tenant or Landlord) under and not violate any provision of the REAs. Tenant shall pay or cause to be paid, in a timely manner, all charges, costs and other obligations imposed on or with respect to the Premises or Landlord pursuant to any REAs. Neither Landlord nor Tenant shall grant or agree to any new REA affecting the Premises or to any consents, approvals, waivers, modifications, amendments or terminations of any REA in existence as of the Effective Date (collectively, an “REA Change”) without the prior written consent of the other party in each instance, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, with respect to the development of previously subdivided outlots owned by Tenant that are not part of the Premises, Tenant shall have the right to consent to such outlot development on behalf of Landlord under any REA (or Landlord shall execute a consent, in form and substance reasonably satisfactory to Landlord, upon the reasonable request of Tenant) so long as Tenant represents to Landlord that such development does not materially and adversely affect the use or operation of or access to or from the Premises and the development will not (a) cause any portion of the Premises to be in violation of any Legal Requirements, (b) create any liens on the Premises, or (c) violate the terms of any document or instrument of record encumbering the Premises, including without limitation, any REA. In any instance in which a party requests the consent of the other party to an REA Change, the other party shall respond to such request within twenty (20) days; provided, that if there is no response within said twenty (20) day period, consent shall be deemed to have been given upon the expiration of said twenty (20) day period. Landlord agrees that Tenant shall enjoy the access, parking, easement and right to receive services and benefits that inure to Landlord under all REAs, concerning such access, parking, easement rights or the right to receive services thereunder. Landlord hereby grants unto Tenant the rights of enforcement and audit with respect to all of the REAs on Landlord’s behalf, at Tenant’s sole cost and expense. If Tenant cures a default or enforces performance by the other owner or other party to an REA in accordance with an REA and in doing so spends money, or if at the time in question Tenant is performing the common area maintenance under that REA and the adjacent owner or other party fails to pay its share of expenses, Landlord grants Tenant, to the extent granted under the REA, the right to collect reimbursement from the adjacent owner or the other party to said REA, provided that Landlord shall have no liability to Tenant with respect to any amounts paid or costs incurred by Tenant. Landlord agrees that, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord will enforce the terms of any REAs for the benefit of Tenant. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in the Premises or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to a default by Tenant under the REAs, that continues beyond applicable notice and cure periods, and any enforcement actions described in this Section. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any REA so that to the extent permitted by such REA, (i) Tenant is entitled to directly receive any notices under the REA (with a required copy to Landlord), (ii) Tenant, together with Landlord, is named as a co insured under any insurance policies required to be maintained by any other party under the REA, (iii) Tenant, together with Landlord, is afforded the benefit of all rights, easements, licenses and benefits afforded to the Premises under the REA, and (iv) Tenant is able to directly enforce and audit the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party.

9.05 Intentionally Omitted.

9.06 Warranties. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant (to the extent assignable), (a) all claims against third parties for damages to the Premises to the extent that such damages are Tenant’s responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “Warranties”). Tenant shall take all commercially reasonable action necessary to preserve the rights under the Warranties assigned hereunder. Upon the occurrence of a Default and the Landlord’s exercise of its remedies under Section 16.02 hereof or the expiration or sooner termination of this Lease, the Warranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required.

ARTICLE 10.

RIGHTS RESERVED TO LANDLORD

Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, Person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease, (a) at any time during the one hundred twenty (120) days prior to the expiration of the Term, to exhibit the Premises at reasonable hours upon prior notice to Tenant and giving Tenant the opportunity to have its representative accompany the group performing such exhibition, and (b) to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after a Default by Tenant under this Lease and Tenant surrenders the Premises to Landlord.

ARTICLE 11.

ALTERATIONS

11.01 Alterations. Tenant shall have the sole and complete right and authority, without Landlord’s consent or approval but subject to the provisions contained in any REAs [and the Overlease] relating to alterations, to alter or change the Premises in any way, including, without limitation, dividing the Premises (excluding any subdivision of any land) and adding additional signage; provided that (i) Tenant gives Landlord prior written notice of any material alterations, and (ii) at any one time Tenant may not make any proposed structural alterations to the Premises in excess of Two Million Four Hundred Thousand Dollars ($2,400,000) per Lease Year, increased annually based on increases in the CPI (the “Alteration Cap”), without Landlord’s prior written consent, which consent shall not be unreasonably, withheld, conditioned or delayed, it being understood, however, that the refusal or failure of Landlord’s Mortgagee to grant consent (to the extent required and applicable) to the alterations shall be a reasonable basis for Landlord to withhold its consent. For the purposes of this Lease, the term “structural” shall mean the roof, foundation or load-bearing walls of any Building. In addition, Tenant shall not demolish, replace or materially alter any structural or non-structural portions of any Building or any other improvements located on the Premises, or any part thereof, or make any addition thereto, whether voluntary or in connection with a repair or Restoration (as defined in Section 14.01) required by this Lease (collectively, the “Capital Improvement”), unless Tenant shall comply with the following requirements:

(a) Each Capital Improvement, when completed, shall be of such a character as not to materially reduce the value of the Premises below its value immediately before construction of such Capital Improvement was commenced;

(b) Each Capital Improvement shall be made with reasonable diligence (subject to Force Majeure) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and, as applicable, any of the REAs [and the Overlease]. No Capital Improvement shall impair the safety or structural integrity of the applicable Building;

(c) In connection with the construction of any Capital Improvement, the Premises and the assets of Landlord shall (subject to the provisions of Article 26) at all times be free of liens for work, services, labor and materials supplied or claimed to have been supplied to the Premises;

(d) No structural Capital Improvement shall be undertaken without obtaining the insurance required by Section 6.01 hereof, and “all risk” builder’s risk property insurance for the full replacement cost of the subject Capital Improvement on a completed value basis;

(e) No Capital Improvement shall be undertaken until Tenant shall have procured and paid for, insofar as the same may be required from time to time, all permits and authorizations of all governmental authorities for such Capital Improvement. Landlord shall join in the application for such permit or authorization and cooperate with Tenant and execute any additional documents as may be necessary to allow Tenant to complete the alterations and changes, provided it is made without cost, liability, obligation or expense to Landlord. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to construction of any Capital Improvements and any failure to comply with the requirements in connection with a Capital Improvement as described in this Section; and

(f) All Capital Improvements shall be deemed a part of the Premises and, except as set forth in Section 7.02, belong to Landlord at the expiration or early termination of the Term, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such Capital Improvements.

Upon completion of the Capital Improvements, Tenant shall promptly provide Landlord with (1) an architect’s certificate certifying that the Capital Improvements have been completed in conformity with the plans and specifications therefor (if the alterations are of such a nature as would customarily require the issuance of such certificate from an architect), (2) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy under applicable Laws), and (3) any other documents or information reasonably requested by Landlord.

ARTICLE 12.

ASSIGNMENT AND SUBLETTING5

12.01 Assignment. (a) [Subject to Section 12.07 below,] (i) Tenant shall have the right to assign or transfer this Lease, in whole but not in part, or any interest hereunder, without Landlord’s consent or approval and (ii) Tenant shall have the right to assign or transfer this Lease, in part, upon the express written consent of Landlord, to be given in its sole discretion, so long as, with respect to any assignment under clause (i) and (ii), Tenant shall remain liable under this Lease and any separate lease entered into by and between Landlord and Tenant in connection with any such assignment or transfer.. Upon the occurrence of any assignment of the Premises by Tenant: (1) Tenant shall provide to Landlord notice thereof, along with a copy of such assignment and, if applicable, an officer’s certificate of Tenant, in the form attached hereto

[5]	References to 12.07 to be deleted if new Landlord is not a REIT as Schedule 12.01, certifying that the conditions set forth in Section 12.01(b) below have been satisfied; and (2) Landlord shall enter into a separate lease with assignee as to the Premises upon substantially the same terms and conditions as this Lease, including, without limitation, (A) the base rent is equal to or greater than the Base Rent under this Lease, (B) the lease term for such assignment is at least equal to the then remaining Term, and (C) the use of the Premises will not violate any Laws or REAs [or the Overlease].

(b)    Notwithstanding any provision contained in Section 12.01(a), [but subject to Section 12.07 below,] as to any assignment or transfer of this Lease in whole, Tenant’s obligations under this Lease shall terminate entirely and, except for any liabilities of Tenant which accrued prior to the date of assignment, Tenant shall be released of any liability under this Lease so long as the following requirements are met: (i) the assignee has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) at the time of the proposed assignment, the assignee (1) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied (“Tangible Net Worth”) of at least Fifty Million Dollars ($50,000,000), and (2) meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) (as defined in Section 30.06(c)) of 1.60 to 1, and (3) has an annual revenue of at least Six Hundred Million Dollars ($600,000,000), or (iii) the assignee has a Tangible Net Worth of at least Two Hundred Fifty Million Dollars ($250,000,000); provided, however, that Tenant may satisfy any one of the foregoing conditions of assignee by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Landlord, in writing, such approval not to be unreasonably withheld or delayed, which guaranty shall be from an entity that meets the requirements of (i), (ii) or (iii) set forth above in this Section 12.01(b).

12.02 Change of Control. The following transactions, transfers or changes in control or ownership of Tenant shall not constitute an assignment under the terms of this Lease: (a) a transfer of Tenant’s entire interest in this Lease to any entity in connection with intercompany corporate transfers whose ownership is controlled by Tenant or Tenant’s parent or ultimate parent; (b) a transfer of Tenant’s entire interest in this Lease to any entity which has the power to direct Tenant’s management and operation, or any entity whose management and operation is controlled by Tenant or Tenant’s parent or ultimate parent or is under common control with Tenant or Tenant’s parent or ultimate parent; (c) a transfer of Tenant’s entire interest in this Lease to any entity, a majority of whose voting rights are owned by Tenant or Tenant’s parent or ultimate parent; (d) a transfer to any entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions of merger or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; (e) a sale of substantially all of the stock of Tenant; (f) a sale of substantially all of the assets of Tenant to a single entity that expressly assumes this Lease; (g) a similar intercompany transaction to those described in (a), (b) or (c) above; or (h) a similar corporate transaction to those described in (d), (e) and (f) above. With respect to each of the transactions described in items (a), (b), (c) and (g) above of this Section, Tenant shall remain liable under this Lease. With respect to each of the transactions described in items (d), (e), (f) and (h) above of this Section, Tenant’s obligations under this Lease shall terminate entirely and Tenant shall be released of any liability under this Lease, except for any liabilities of Tenant which accrued prior to the date of such transaction.

12.03 Subletting and Non-Disturbance. [Subject to Section 12.07 below, ]Tenant shall have the right to sublet the Premises or any portion thereof, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease and Tenant delivers notice thereof to Landlord along with a copy of any such sublease. Upon the request of Tenant from time to time, if (a) the terms of a sublease were negotiated on an arm’s length basis with a third party not affiliated with Tenant; (b) the base minimum rent per square foot of the Premises or portion thereof sublet for the term of such sublease is equal to or greater than the Base Rent per square foot of the Premises under this Lease; (c) the terms of the sublease shall have substantially the same terms and conditions as this Lease, including, without limitation, the same lease term, rent escalations, covenants, escrows and reserves and financial reporting requirements; (d) the tenant under the sublease at the time of the sublease (i) has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service) or (ii) at the time of the proposed sublease, is a reputable, creditworthy tenant and meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) of 1.25 to 1; or (iii) at the time of the proposed sublease, has a Tangible Net Worth of at least Twenty Five Million Dollars ($25,000,000), (provided, however, that Tenant may satisfy any one of the foregoing conditions of tenant under the sublease set forth in (d)(i), (ii) or (iii) above by providing, or causing to be provided, a guaranty (in form and substance reasonably acceptable to and approved by Landlord in writing, such approval not to be unreasonably withheld or delayed) from an entity that meets any of the foregoing requirements); (e) the sublease contains no other material provisions that (i) benefit the subtenant and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord; (f) Tenant provides Landlord with an officer’s certificate of Tenant certifying compliance with the criteria in subsections (a) through (e), and attaching a schedule of rent calculations and other details supporting the certifications, in the form attached hereto as Schedule 12.03, (g) the sublease is for not less than 30,000 rentable square feet of Building space, (h) regardless of the size of the subleased space, portions of the remaining Premises have free and unrestricted access to common areas and facilities, such as loading docks, trash/recycling facilities, restrooms and proportionate storefront visibility and (i) any such sublease does not cause a violation of any applicable Laws, Legal Requirements, REAs [or Overleases] or cause a violation of any restrictive covenants affecting the Premises, then Landlord shall execute and deliver to such subtenant a written agreement substantially in the form attached hereto as Exhibit D (an “NDA”), to the effect that, notwithstanding the termination of this Lease or Tenant’s possessory and other rights and obligations under this Lease by Landlord, so long as such subtenant shall continue to observe and perform all of its obligations under a sublease, such subtenant and the rights of subtenant under any sublease shall not be disturbed by Landlord but shall continue in full force and effect, Landlord shall assume the obligations of the landlord under the sublease and no Default under this Lease shall apply to any such sublease. For avoidance of doubt, the payment by Tenant to a subtenant of a tenant allowance at the execution of the sublease shall not be considered unusual. In the event of a termination of this Lease, any sublease for which a NDA has been executed and delivered by Landlord shall continue in full force and effect as a direct lease between Landlord and subtenant, subject to the terms of such NDA. Landlord agrees to execute, and to use commercially reasonable efforts to cause its Mortgagee to execute, such documentation as may be reasonably required to effectuate the non-disturbance contemplated herein, including, without limitation, estoppel letters, recognition agreements and a non disturbance agreement, substantially in the form attached hereto as Exhibit D.

12.04 Assignment by Landlord.

(a) As a material inducement to Landlord’s willingness to complete the transactions contemplated by this Lease (the “Transaction”), Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: the sale, assignment, grant, conveyance, transfer, financing, refinancing, purchase or re-acquisition in whole or in part, of the Premises or this Lease, Landlord’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, provided, however, in no event may Landlord disclose or permit the disclosure of the financial information described in Section 31.17(c) (except as otherwise provided therein) to any potential purchaser, assignee, transferee or lender that owns or can direct the management, directly or indirectly, of five (5) or more commonly managed retail locations. Without in any way limiting the foregoing, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s or any of its affiliates’ status as a REIT (if applicable). In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee (so long as Landlord and such purchaser or assignee notify Tenant in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Landlord hereunder). At the request of Landlord, Tenant will execute such documents confirming the sale, assignment or other transfer and such other agreements as Landlord may reasonably request, provided that the same do not increase the liabilities and obligations, or decrease the rights, of Tenant hereunder in any manner whatsoever, and Landlord shall reimburse the reasonable costs and expenses incurred by Tenant related to the execution and delivery of such documents, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease. Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for any obligations or liabilities accrued prior to the date of such assignment or sale.

(b) [In connection with any sale by Landlord of the Premises and assignment of this Lease to the buyer in connection with such sale, Tenant shall execute, deliver and notarize, where applicable (or cause to be executed, delivered and notarized, as applicable) to Landlord each of the following documents (collectively, the “Landlord Assignment Documents”) within (7) Business Days after written request from Landlord (A) a new guaranty, in favor of Landlord’s assignee substantially in the form of the Guaranty, (B) a subordination, non-disturbance and attornment agreement that may be requested by Landlord’s assignee’s lenders, substantially and materially in the form attached hereto as Exhibit E, (C) an estoppel letter that may be requested by Landlord’s assignee or its lenders, or both, substantially and materially in the form of Exhibit C, and (D) a memorandum of lease substantially in the form of Exhibit G between Landlord’s assignee and Tenant. Without limiting the foregoing, Tenant agrees to cooperate reasonably with Landlord in connection with any such assignment at Landlord’s sole cost and expense. Without limiting Section 31.04, from and after the effective date of any such Landlord assignment, Landlord shall be automatically released (without need for any further agreement or other document) from any liability thereafter arising with respect to the Premises covered thereby but shall not be released for liabilities that arose or existed prior with respect thereto (unless Landlord’s assignee fully assumes all such liabilities). Landlord agrees to deliver to Tenant fully-executed (and, where applicable, notarized) copies of each of the Landlord Assignment Documents within seven (7) Business Days after the consummation of any sale of the Premises.]

[In the event that from time to time Landlord desires to assign partially its interest in this Lease with respect to one or more Property Locations (including without limitation to one or more Control Affiliates of Landlord) (a “Landlord Assignment Transaction”), then, subject to the terms of this Section 12.04(b), (i) Landlord shall prepare a landlord assignment lease agreement (or landlord assignment lease agreements, in Landlord’s discretion) in the form of Exhibit K attached hereto with respect to any such Property Locations (each, a “Landlord Assignment Lease Agreement”); (ii) upon the assignment by Landlord, this Lease shall be amended to exclude any such Property Locations from this Lease, and the Base Rent hereunder shall be reduced by aggregate of the Base Rent Allocations for such Property Locations; and (iii) the initial base rent payable under any Landlord Assignment Lease Agreement shall equal the aggregate of the Base Rent Allocations of the Property Locations demised under such Landlord Assignment Lease Agreement. In such event, Tenant shall deliver two (2) counterpart executed originals of any such new Landlord Assignment Lease Agreement within seven (7) Business Days after delivery by Landlord to Tenant of a complete and accurate execution version of such Landlord Assignment Lease Agreement (the “Landlord Assignment Lease Agreement Return Date”). In addition, Landlord shall deliver and Tenant shall execute, deliver and notarize, where applicable (or cause to be executed, delivered and notarized, as applicable) to Landlord two (2) originals of each of the following documents (collectively, the “Additional Landlord Assignment Documents”) within (7) Business Days after written request from Landlord (the “Additional Landlord Assignment Documents Return Date”) with respect to such Landlord Assignment Lease Agreement: (A) a new guaranty substantially and materially in the form of Exhibit L for the benefit of Landlord’s assignee, (B) a subordination, non-disturbance and attornment agreement that may be requested by Tenant or Landlord’s assignee’s lenders, substantially and materially in the form attached hereto as Exhibit E (the “Assignment SNDA”), (C) a Landlord Agreement that may be requested by Tenant or its lenders, substantially and materially in the form attached hereto as Exhibit F (“Assignment Landlord Agreement”), (D) an estoppel letter that may be requested by Landlord’s assignee or its lenders, or both, substantially and materially in the form of Exhibit C, (E) a memorandum of lease substantially and materially in the form of Exhibit G regarding the Landlord Assignment Lease Agreement, (F) an amendment to this Lease removing the applicable Property Locations and reducing Base Rent hereunder as provided herein substantially and materially in the form attached hereto as Exhibit O, and (G) a termination of any memorandum of lease regarding this Lease that encumbers any of the applicable Property Locations substantially and materially in the form attached hereto as Exhibit P. Without limiting the foregoing, Tenant agrees to cooperate reasonably with Landlord in connection with any such assignment at Landlord’s sole cost and expense. Without limiting

Section 31.04, from and after the effective date of any such Landlord Assignment Lease Agreement, Landlord shall be automatically released (without need for any further agreement or other document) from any liability thereafter arising with respect to the Property Locations covered thereby but shall not be released for liabilities that arose or existed prior with respect thereto (unless Landlord’s assignee fully assumes all such liabilities). In no event shall Landlord have any liability under any Landlord Assignment Lease Agreement. Tenant agrees that any Landlord Assignment Agreement may be, in Landlord’s sole discretion, a “master lease” agreement covering multiple Property Locations, which Landlord Assignment Lease agreement may include, in Landlord’s sole discretion alternative provisions as described in notes to the form of Landlord Assignment Lease Agreement attached hereto as Exhibit K. In addition, any Landlord assignee that is a Landlord’s Control Affiliate may, in its sole discretion, elect to conform the terms of such Landlord Assignment Lease Agreement (other than base rent thereunder) covering five (5) or more Property Locations to this Lease, rather than to the form of Landlord Assignment Lease Agreement attached hereto as Exhibit K. .. (As used herein, “Control Affiliate” means, in relation to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, the first Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise). In addition, if Tenant reasonably determines that any initial base rent to be paid under any Landlord Assignment Lease Agreement or the remaining Base Rent to be paid under this Lease would result in such Landlord Assignment Lease Agreement or this Lease being treated as a capital lease under GAAP as of the date of the consummation of the applicable Landlord Assignment Transaction (and such Landlord Assignment Lease Agreement or this Lease, as applicable, would not otherwise be treated as a capital lease under GAAP) (“Capital Lease Treatment”), Tenant may notify Landlord of same prior to the earlier of (u) five (5) Business Days following delivery by Landlord to Tenant of any complete and accurate execution version of any Landlord Assignment Lease Agreement, or (v) five (5) Business Days following any written request from Landlord to Tenant for Tenant’s reasonable determination whether or not any initial base rent described in such request under any proposed Landlord Assignment Lease Agreement described in such request would result in Capital Lease Treatment for such Landlord Assignment Lease Agreement or this Lease. After receiving any such notice from Tenant, Landlord may elect, in its sole discretion, to either (AA) reasonably negotiate with Tenant a reduced initial base rent amount that will not directly result in Capital Lease Treatment for such Landlord Assignment Lease Agreement or this Lease, in which event such reduction in initial base rent shall be reflected in the applicable Landlord Assignment Lease Agreement, and the Base Rent and Base Rent Allocations hereunder shall also be adjusted hereunder as Landlord and Tenant may reasonably determine (and evidenced by a written amendment hereto by and between Landlord and Tenant), including without limitation such that at the consummation of such Landlord Assignment Transaction the Base Rent hereunder plus the amount of such initial base rent under such Landlord Assignment Lease Agreement plus the initial base rents any other Landlord Assignment Lease Agreements that are a part of such Landlord Assignment Transaction equals the Base Rent hereunder immediately preceding such Landlord Assignment Transaction, or (BB) modify, in a manner reasonably acceptable to Tenant, the Landlord Assignment Lease Agreement, such that it expressly evidences an assignment of a portion of this Lease as of the date of the consummation of such Landlord Assignment Transaction, rather than a new and separate lease commencing as of the date of the consummation of such Landlord Assignment Transaction (either such adjusted or modified Landlord Assignment Lease Agreement referenced in clause (AA) or (BB) to be hereinafter referred to as a “Replacement Landlord Lease Assignment Agreement”). Without limiting any other obligation herein (including without limitation Tenant’s obligation under clause (v) in this subsection (b) above or clause (AA) or (BB) in this subsection (b) above), Landlord agrees that if Tenant notifies Landlord of Tenant’s reasonable determination of Capital Lease Treatment for any Landlord Assignment Lease Agreement or this Lease within five (5) Business Days after Landlord has delivered to Tenant a complete and accurate execution version thereof, Tenant shall not have any obligation, and shall not be required, to execute and deliver such Landlord Assignment Lease Agreement or the related Additional Landlord Assignment Documents to Landlord (provided, however, that the foregoing shall not limit Tenant’s obligation to deliver to Landlord two (2) executed counterparts of any complete and accurate execution version of any Replacement Landlord Assignment Lease Agreement delivered by Landlord to Tenant hereunder, or any other related Additional Landlord Assignment Documents, in connection with a Landlord’s election described in clause (AA) or (BB) above, within seven (7) Business Days after delivery of such documents by Landlord to Tenant (which seventh (7th) Business Day shall be the Landlord Assignment Lease Agreement Return Date or Additional Landlord Assignment Documents Return Date, respectively, for such documents). Landlord agrees to obtain and deliver to Tenant within one (1) Business Day after the consummation of any Landlord Assignment Transaction fully-executed (and, where applicable, notarized) versions of any Assignment SNDA and Assignment Landlord Agreement (each as applicable) as a condition to the effectiveness of such Landlord Assignment Transaction. Landlord will provide to Tenant copies of each Landlord Assignment Lease Agreement, and other Additional Landlord Assignment Documents each within seven (7) Business Days after the consummation of the applicable Landlord Assignment Transaction]6

12.05 Intentionally Omitted.7

12.06 Concessionaires. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s consent or approval, to sublease or license any portion of the Premises to concessionaires consistent with Tenant’s typical store operations; provided that the term of such sublease or license shall not extend beyond the period that ends one day before the expiration of the Term. In addition, Tenant shall deliver to Landlord from time to time a true, correct and complete list of any such subleases or licenses encumbering the Premises within ten (10) days’ after written request therefor from Landlord.

12.07 [Limits on Assignment, Subletting and Substitution.8 Tenant shall not have the right to assign, sublet, or license, or grant any similar right regarding all or any portion of any Property Location unless Tenant shall have provided to Landlord, immediately prior to the effective date of such assignment, sublease, license, or similar agreement, an officer’s certificate (the “Assignment or Sublease Officer’s Certificate”) signed by an officer of the assignee,

[6]	Use bracketed version as alternative provision for master leases covering five or more properties
[7]	If the breakout lease is a master lease of five (5) or more properties, reinsert 12.05 from the Amended and Restated Master Lease
[8]	Use bracketed language only if breakout lease Landlord is a REIT.

sublessee, licensee or similar occupant, as the case may be, certifying that none of the parties identified by Landlord as a ten percent (10%) or more shareholder of Landlord (on a written list certified by Landlord and to be provided to Tenant following the request of Tenant in connection with any proposed assignment, sublease, license or similar agreement) owns, directly or, to the assignee’s, sublessee’s, licensee’s or similar occupant’s actual knowledge after such assignee, sublessee, licensee or similar occupant has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of such assignee, sublessee, licensee or similar occupant, indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of the assignee, sublessee, licensee or similar occupant, as the case may be, or (2) ten percent (10%) or more of the total value of all classes of capital stock of the assignee, sublessee, licensee or similar occupant, as the case may be. Landlord shall provide the written list described in the preceding sentence within five (5) business days of written request therefor by Tenant and, in the absence of timely provision of such list, such officer’s certificate shall be based on the latest written list delivered by Landlord to Tenant.]

ARTICLE 13.

WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

13.01 Waiver of Certain Claims. Except as otherwise required under applicable law or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used throughout this Article 13 shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in the Premises or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), but in all events, subject to the waiver of claims and subrogation set forth in this Lease, the Landlord Indemnified Parties shall not in any event whatsoever (a) be liable for any injury or damage to Tenant or any third party happening in, on or about the Premises, nor for any injury or damage to the Premises or to any property belonging to Tenant (including Tenant’s Personalty) or any third party which may be caused by any fire, breakage or other Casualty Event, or by any other cause whatsoever or by the use, misuse or abuse of any of the Buildings or any other improvements at the Premises or which may arise from any other cause whatsoever; nor (b) be liable to Tenant or any third party for any failure of water supply, gas, telephone or electric current, nor for any injury or damage to any property of Tenant (including Tenant’s Personalty) or to the Premises caused by or resulting from gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain, sleet, ice or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, storage tanks, appliances, sewers or plumbing works therein, or from any other place or from any other cause, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

13.02 Tenant Responsible for Personal Property. All Tenant’s Personalty and other personal property belonging to any occupant of the Premises that is in the applicable Building or the remainder of the Premises shall be there at the risk of Tenant or other Person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

13.03 Indemnification.

(a) Tenant agrees to use and occupy the Premises at its own risk and hereby releases the Landlord Indemnified Parties from all claims for any damage to the full extent permitted by law. Except to the extent of Landlord’s willful wrongful acts or gross negligence and without in any way limiting Tenant’s other indemnification obligations under this Lease (including without limitation, those set forth in Sections 9.04, 11.01(e), 25.08 and 32.01), Tenant shall (promptly as incurred or upon demand by any Landlord Indemnified Party) indemnify, save, protect, defend and hold harmless Landlord and any agent, beneficiary, representative, contractor, manager, member, director, employee, Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Landlord (collectively, with Landlord, the “Landlord Indemnified Parties”, and each, a “Landlord Indemnified Party”) from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by any Landlord Indemnified Party during or after (but attributable to a period of time falling within) the Term caused by, incurred or resulting from Tenant’s operations or Tenant’s use and occupancy of the Premises, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Tenant or any Person thereon.

(b) Landlord shall indemnify, save, protect, defend and hold harmless Tenant and any agent, beneficiary, representative, contractor, manager, member, director, employee, Leasehold Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Tenant (collectively the “Tenant Indemnified Parties” and each, a “Tenant Indemnified Party”; the Tenant Indemnified Party and the Landlord Indemnified Party shall be collectively called the “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Tenant Indemnified Party by reason of any willful wrongful act or gross negligence by Landlord pursuant to or in connection with this Lease or Landlord’s repossession of the Premises.

(c) The obligations of Tenant and Landlord under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

(d) If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Section 13.03, then, upon demand by any Indemnified Party, the other party shall resist or defend such claim, action or proceedings in the Indemnified Party’s name, if necessary, by the attorneys for the insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the Indemnified Party shall approve, which approval shall not be unreasonably withheld or delayed.

(e) Any indemnity payments due to Landlord from Tenant hereunder that are attributable to liabilities, fixed or contingent, known or unknown (i) that existed as of the Effective Date, or relate to periods prior to and including the Effective Date, or (ii) to which the Premises were subject as of the Effective Date, or that existed prior the date hereof and ran with the Premises and became a liability of the Landlord as the transferee or assignee of the previous owner of the Premises, shall not be treated as additional rent or other gross income of the Landlord for federal income tax purposes but as an adjustment to the Landlord’s adjusted basis in the Premises, which adjusted basis shall, prior to the receipt by Landlord of such indemnity payments, be deemed to include the amount of such liabilities. Tenant agrees that it will take no position inconsistent herewith for federal income tax purposes.

(f) The provisions of this Section 13.03 shall survive for a period of five (5) years after the Expiration Date or earlier termination of this Lease.

ARTICLE 14.

USE OF CASUALTY INSURANCE PROCEEDS

14.01 Tenant’s Obligation to Restore.

If all or any part of the improvements on the Premises shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (a “Casualty Event”), Tenant shall give Landlord prompt written notice thereof, and Tenant, with reasonable diligence (subject to Force Majeure and Section 14.03 below), shall repair, alter, restore, replace and rebuild (collectively, “Restore” or “Restoration”) the same, as nearly as practicable to the character of the improvements on the Premises existing immediately prior to such Casualty Event, and in no event shall Landlord be called upon to Restore the improvements on the Premises, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant is required to but shall fail or neglect to Restore with reasonable diligence (subject to Force Majeure and Section 14.03 below) the improvements on the Premises or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Force Majeure) in accordance with the terms of this Lease, Landlord may (but shall not be obligated to), after thirty (30) days’ prior written notice to Tenant and Tenant’s failure to commence or re-commence such Restoration, complete such Restoration at Tenant’s expense, the costs for which Tenant shall be obligated to reimburse Landlord and until paid shall accrue Default Interest.

In the event the insurance proceeds after deduction of reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Insurance Proceeds”) of any Casualty Event are less than One Million Two Hundred Thousand Dollars ($1,200,000), increased annually based on increases in the CPI (the “Restoration Threshold”), Landlord shall disburse, or cause to be disbursed, to Tenant such Net Insurance Proceeds. In the event the Net Insurance Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse or cause Mortgagee to disburse such Net Insurance Proceeds within ten (10) days upon Landlord being furnished with (a) evidence reasonably satisfactory to Landlord of the estimated cost of completion of the Restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in

Landlord’s reasonable discretion, and (c) all plans and specifications for such Restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Insurance Proceeds shall be disbursed prior to disbursement of such Net Insurance Proceeds; and at all times, the undisbursed balance of such Net Insurance Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the Restoration, free and clear of all liens or claims for a lien. Prior to the disbursement of any portion of the Net Insurance Proceeds, Tenant shall provide evidence reasonably satisfactory to Landlord of the payment of Restoration expenses by Tenant up to the amount of the insurance deductible applicable to such Casualty Event. Landlord shall be entitled to keep any portion of the Net Insurance Proceeds which may be in excess of the cost of Restoration, and Tenant shall bear all additional costs and expense of such Restoration in excess of the Net Insurance Proceeds. Notwithstanding anything in this Section 14.01 to the contrary, if, at the time of a Casualty Event, Tenant fails to meet an EBITDAR Ratio of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Casualty Event to withhold the applicable insurance proceeds for the Restoration if, at Mortgagee’s election, Mortgagee desires to apply the insurance proceeds relating to such Casualty Event to the payment of Landlord’s Mortgage (a “Casualty Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Casualty Withholding Event (provided that Landlord shall use commercially reasonable efforts to cause Mortgagee to notify it as soon as possible of a decision), Landlord shall provide written notice thereof to Tenant.

14.02 No Abatement of Rent. Except as otherwise provided in Sections 14.03 below, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of any Building or any part thereof or the improvements on the Premises or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof; and Tenant’s obligations hereunder, including without limitation, the payment of Rent hereunder, shall continue as though the improvements on the Premises had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

14.03 Right to Terminate. Notwithstanding any other provision to the contrary contained in this Article 14, in the event that, as a result of such a Casualty Event, (a) Tenant shall reasonably estimate in the exercise of good faith business judgment that (i) the Premises cannot be used for the same purpose and substantially with the same utility as before such Casualty Event, or (ii) it will be unable to use the Premises for the customary operation of Tenant’s business for more than (1) one (1) year, or (2) one hundred twenty (120) days if such Casualty Event has occurred in the last two (2) years of the Term or any extension of the Term, or (b) Landlord elects not to provide the insurance proceeds from any Casualty Event to Tenant in accordance with a Casualty Withholding Event under Section 14.01, then, subject to the terms and conditions hereinafter set forth, Tenant shall have the right, exercisable by written notice given to Landlord no later than thirty (30) days following such Casualty Event, to cause Landlord to terminate this Lease and, following such termination, Tenant shall have no further responsibility to Landlord with respect to the Premises, except for such indemnity or other provisions of this Lease which may survive by their terms. Such termination shall not be effective, and Tenant’s obligation to pay Rent hereunder shall continue, until and unless (A) Tenant has complied with all obligations pursuant to Article 6 hereof, (B) Tenant has paid to Landlord all Rent and other amounts payable with respect to the Premises through the date of the Casualty Event, and (C) Tenant has paid or has caused to be paid to Landlord as its interests may appear all insurance deductibles, and all insurance proceeds which shall have been paid to Tenant with respect to the destruction or damage of the Premises and not utilized towards the Restoration; provided, however, that Tenant shall retain those insurance proceeds in which Landlord does not have an interest including, but not limited to, Tenant’s Personalty, and ordinary payroll insurance proceeds.

14.04 Intentionally Omitted.

ARTICLE 15.

EMINENT DOMAIN

15.01 Taking: Lease to Terminate. If a substantial portion of a Building or the Premises shall be lawfully taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation (collectively, a “Condemnation”), and (a) Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the Premises cannot be used for the same purpose and substantially with the same utility as before such taking or conveyance or (b) Landlord elects not to provide the Condemnation proceeds from any Condemnation to Tenant in accordance with a Condemnation Withholding Event under Section 15.02 below, Tenant shall have the right to cause Landlord to terminate this Lease. If this Lease is so terminated pursuant to this Section 15.01, then, upon the date of such taking of possession, Tenant shall have no further responsibility to Landlord with respect to the Premises except for such indemnity or other provisions of this Lease which survive by their terms. Landlord shall be entitled to receive the entire Condemnation award relating to the land and improvements with respect to such taking.

15.02 Taking: Lease to Continue. In the event that only a part of the Premises shall be taken as a result of a Condemnation, and Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the remainder of the Premises can be used for the same purpose and with substantially the same utility as before such Condemnation, this Lease shall not be modified and Tenant shall promptly repair and restore the remainder of the Premises, subject to Force Majeure. In the event the proceeds of the Condemnation after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Condemnation Proceeds”) are less than the Restoration Threshold, Landlord shall disburse, or cause to be disbursed, the Net Condemnation Proceeds to Tenant. In the event the Net Condemnation Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse and/or cause Mortgagee to expeditiously disburse such Net Condemnation Proceeds upon Landlord being furnished with (a) evidence satisfactory to Landlord of the estimated cost of completion of the repair or restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (c) all plans and specifications for such repair or restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Condemnation Proceeds shall be disbursed prior to disbursement of such Net Condemnation Proceeds; and at all times, the undisbursed balance of such Net Condemnation Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the repair or restoration, free and clear of all liens or claims for a lien. Landlord shall be entitled to keep any portion of the net proceeds from Condemnation which may be in excess of the cost of the repair or restoration, and Tenant shall bear all additional costs and expense of such repair or restoration in excess of the net proceeds from Condemnation. [Notwithstanding anything in this Section 15.02 to the contrary, if, at the time of a Condemnation, Tenant fails to meet an EBITDAR Ratio of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Condemnation to withhold the Net Condemnation Proceeds for the restoration and repair if, at Mortgagee’s election, Mortgagee desires to apply the Net Condemnation Proceeds relating to such Condemnation to the payment of Landlord’s Mortgage (a “Condemnation Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Condemnation Withholding Event (but not later than thirty (30) days after the Condemnation), Landlord shall provide written notice thereof to Tenant.]9

[9]	Delete bracketed sentences for breakout lease but reinsert if breakout lease is a Master Lease of five (5) or more properties

15.03 No Abatement of Rent. Except as otherwise provided in Section 15.01, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of any Condemnation of the Premises or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever.

15.04 Tenant’s Claim for Reimbursement. Notwithstanding anything to the contrary in this Article 15, to the extent permitted by law, (a) Tenant shall be allowed, at its sole cost and expense, to pursue a claim against the condemning authority that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of Tenant’s leasehold interest, relocation expenses or for Tenant’s Personalty; and (b) Tenant and any Tenant Mortgagee shall have the right to participate, at their sole cost and expense, in any Condemnation proceeding affecting the Premises or any Buildings thereon; provided that such claim, award or participation does not adversely affect or interfere with the prosecution of Landlord’s claim for the Condemnation or otherwise reduce the amount recoverable by Landlord for the Condemnation.

ARTICLE 16.

DEFAULT

16.01 Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a “Default”) by Tenant under this Lease:

(a) Failure by Tenant to pay any Rent within two (2) business days after written notice of failure to pay the same on the due date; provided, however, that Landlord shall only be obligated to provide such written notice and the two (2) business day cure period shall only be available twice every twelve (12) month period;

(b) (1) Failure by Tenant to pay, within five (5) business days after written notice (i) of demand by Landlord therefor to the extent such monies are due and payable; or (ii) of Tenant’s failure to pay the same on the due date, of any other monies required to be paid by Tenant under this Lease, including without limitation, the failure by Tenant to pay, prior to delinquency, any Impositions, the failure of which to pay could result in the imposition of a lien against the Premises.

(c) Failure by Tenant to observe or to perform any other material covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant shall have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursue such effort to completion), provided, however, that the foregoing notice obligation and cure period shall not be applicable where Tenant’s failure to observe or to perform any other material covenant agreement, condition or provision of this Lease relates to (i) Tenant’s payment of Rent or any other monetary obligation hereunder, or (ii) a condition that would place the Premises in immediate physical jeopardy or in immediate jeopardy of being forfeited or lost;

(d) Intentionally omitted;

(e) The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant or the Premises, or the filing or creation of a lien with respect to such leasehold interest or the Premises, which lien shall not be released or discharged within ninety (90) days from the date of Landlord’s written request to release or discharge such filing;

(f) The insolvency of Tenant or Guarantor or Tenant’s or Guarantor’s admission in writing of its inability to pay its debts as they mature, or Tenant’s or Guarantor’s making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(g) The appointment of a trustee or receiver for Tenant or Guarantor or for the major part of any of their property which is not discharged within one hundred fifty (150) days after such appointment;

(h) The institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors (i) by Tenant or Guarantor or (ii) against Tenant or Guarantor and which are allowed against it or are consented to by it or are not dismissed within one hundred fifty (150) days after such institution;

(i) A final, nonappealable judgment is rendered by a court against Tenant or Guarantor which would render Tenant or Guarantor insolvent and is not discharged or provision made for such discharge by the earlier of (i) one hundred twenty (120) days from the date of entry thereof, or (ii) execution or levy thereon;

(j) Intentionally Deleted;

(k) [A default under or a breach of the terms and provisions of the Overlease with respect to the tenant thereunder (after expiration of all applicable cure periods) caused by Tenant]; or

(l) The failure by Tenant to observe or perform any obligation set forth in Section 31.17 if such failure continues for ten (10) Business Days after written notice thereof from Landlord to Tenant.

16.02 Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or equity:

(a) Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) for which no additional notice shall be required), may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice; provided, however, that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(b) Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) for which no additional notice shall be required), may terminate the right of Tenant to possession with respect to the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; provided, however that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(c) Landlord may, to the extent not prohibited by applicable Laws and subject to Section 31.13, (i) re-enter and take possession of the Premises (or any part thereof), any or all of Tenant’s Personalty upon the Premises and, to the extent permissible, all permits and other rights or privileges of Tenant pertaining to the general use and operation of the Premises, but excluding any permits or other rights and privileges that are specific to the use and operation of Tenant’s business upon the Premises, and (ii) expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after default, voluntarily gives up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents, and shall not be deemed to constitute a termination of this Lease. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate;

(d) Except for a Default pursuant to Section 16.01(l), Landlord may bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord in connection with enforcing its rights under this Article 16;

(e) Landlord may relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Landlord, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the Rent due from Tenant in such order as Landlord may, in its sole discretion, determine, which may include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting, all of which costs shall be reasonable and customary. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice. Landlord agrees to use commercially reasonable efforts to mitigate any damages resulting from a Default of Tenant; provided, however, that Landlord’s obligation to so mitigate shall be satisfied in full and deemed reasonable if Landlord undertakes to lease the Premises to another tenant (a “Replacement Tenant”) in accordance with the following criteria:

(i) Landlord shall not be obligated to lease the Premises to a Replacement Tenant under terms or conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the same market area as the Premises, if any;

(ii) Landlord shall not be obligated to enter into a lease with any proposed Replacement Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises; and

(iii) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a substitute lease with such tenant (which payment shall not be in lieu of Rent or any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default under this Lease); and (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

(f) Except for a Default pursuant to Section 16.01(l), Landlord may recover from Tenant all reasonable actual out-of-pocket costs and expenses paid or incurred by Landlord as a result of such Default, regardless of whether or not legal proceedings are actually commenced;

(g) Except for a Default pursuant to Section 16.01(l), Landlord may immediately or at any time thereafter, upon written notice to Tenant (except in the event of an emergency, in which event no notice shall be necessary), at Landlord’s sole option but without any obligation to do so, correct such Default and charge Tenant all reasonable costs and expenses incurred by Landlord therein. Any sum or sums so paid by Landlord, together with any accrued Default Interest, shall be deemed to be Rent hereunder and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s Defaults hereunder shall not be deemed to cure said Defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein;

(h) Landlord may immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease against any sum owing by Tenant hereunder; provided that, subject to a Mortgagee’s right to credit the balance of any reserves held by the Mortgagee against future payments on the applicable debt, any Impositions Reserve or Insurance Reserve (as such terms are defined in Section 30.01) held by Landlord shall be applied and disbursed in accordance with Article 30; and/or

(i) Landlord may seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

16.03 Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), in addition to Landlord’s rights set forth in Section 16.02, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

16.04 Removal of Personal Property. All of Tenant’s Personalty removed from the Premises by Landlord pursuant to any provisions of this Lease or any Laws may be handled, removed or stored by Landlord at the sole cost and expense of Tenant, and Landlord, in no event, shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord’s possession or under Landlord’s control. Subject to Section 31.13, all of Tenant’s Personalty not removed from the Premises or retaken from storage by Tenant within twenty (20) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

16.05 Landlord’s Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default (provided, however, such period shall be limited to two (2) business days with respect to a default under Section 31.17(c)), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion, provided that Landlord shall not have such additional period to cure with respect to default under Section 31.17(c)), Tenant, at its option (in addition to all other rights and remedies provided Tenant at law, in equity or hereunder), upon further written notice to Landlord of Tenant’s intention to exercise any remedy hereunder, which shall provide Landlord with an additional ten (10) days cure period thereafter (provided that Landlord shall not have such additional period to cure with respect to default under Section 31.17(c)), may either terminate this Lease upon written notice thereof given to Landlord, or incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill Landlord for the costs thereof. If Landlord fails to reimburse Tenant for such reasonable costs within thirty (30) days after Landlord’s receipt of such bill, Tenant may deduct such costs from the next due installments of Monthly Base Rent, until such costs are recouped by Tenant.

16.06 Attorneys’ Fees. If any party to this Lease shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Lease, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment.

16.07 Tenant Waiver. Tenant hereby expressly waives, for itself and all Persons claiming by, through and under Tenant, including creditors of all kinds, (a) any right and privilege which Tenant has under any present or future Legal Requirements to redeem the Premises, or any part thereof, or to have a continuance of this Lease for the Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirements that exempt property from liability for debt or for distress for rent; (c) any present or future Legal Requirements relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirements.

ARTICLE 17.

SUBORDINATION; LEASEHOLD MORTGAGE

17.01 Subordination. Landlord has executed and delivered and may execute and deliver hereafter from time to time a mortgage or trust deed in the nature of a mortgage, both being hereinafter referred to as a “Mortgage,” against the Premises or any interest therein. Landlord also may, subject to the approval of any Mortgagee (which approval Mortgagee, in its sole discretion, may withhold), hereafter sell and lease back the Premises, or any part thereof, such lease of the underlying land herein called a “Ground Lease,” and the landlord under any such lease is herein called a “Ground Landlord.” If requested by the mortgagee or trustee under any Mortgage (both being hereinafter referred to as a “Mortgagee”) or by any Ground Landlord, Tenant will either (a) subordinate its interest in this Lease to said Mortgage or said Ground Lease, as the case may be, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interests in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably approved by Tenant, Landlord or such Mortgagee, or such Ground Landlord, as the case may be. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force all insurance proceeds and condemnation awards shall be permitted to be used for restoration in accordance with the provisions of this Lease. Notwithstanding anything herein to the contrary, as a condition to subordinating its rights and interests under this Lease to any such Mortgagee or such Ground Landlord, as the case may be, so long as no Default has occurred and is continuing, Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed and Mortgagee or such Ground Landlord, as the case may be, shall enter into a subordination, non disturbance and attornment agreement with Tenant, which agreement shall be substantially in the form attached hereto as Exhibit E, or in such other form as may be reasonably approved by Tenant, Landlord, such Mortgagee or such Ground Landlord.

17.02 Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease shall be terminated, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), or Ground Landlord, as the case may be, or their respective successors and assigns shall not be

(1) liable for any act or omission of any prior landlord (including Landlord), subject to any defenses, offsets or counterclaims which Tenant may have against a prior landlord (including Landlord) as long as the same are not continuing, (2) bound by any obligation to perform any work or to make improvements to the Premises or any portion thereof, or (3) bound by any prepayment of Base Rent or other Rent which Tenant may have made in excess of the amounts then due for the next succeeding month (other than any reserves paid under this Lease), (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, Ground Landlord, purchaser or owner, as applicable, is the owner of the applicable Building or Parcel and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the Mortgagee if the Mortgage is foreclosed, or of the Ground Landlord if the Ground Lease is terminated, and provided that Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will attorn as the tenant under this Lease to the Ground Landlord, and Tenant will execute such instruments as may be reasonably necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect or to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee or of the Ground Landlord, as the case may be, other than as expressly permitted pursuant to the terms of this Lease.

17.03 Tenant Leasehold Mortgage.

(a) Provided that, at the time Tenant proposes to grant any Leasehold Mortgage (as defined in Section 17.03(c)(i)), no Default exists, Tenant shall have the right to grant a Leasehold Mortgage on Tenant’s leasehold interest in the Premises with respect to all but not less than all of the entire Premises. Any Tenant’s Mortgagee (as defined in Section 31.13) or permitted Leasehold Mortgagee (as defined in Section 17.03(c)(ii)) shall be deemed to be a third party beneficiary of any subordination, non-disturbance and attornment agreement granted to Tenant hereunder, but (i) any such Leasehold Mortgage otherwise shall be in all respects subject and subordinate to Landlord’s interest in this Lease and to any Mortgage or Ground Lease granted by Landlord, and to any renewals, modifications, consolidations, replacements and extensions of any such Mortgage or Ground Lease, whether such Mortgage or Ground Lease, or any renewal, modification, consolidation, replacement or extension thereof, is granted by Landlord prior or subsequent to any Leasehold Mortgage granted by Tenant; and (ii) the Leasehold Mortgage shall attach to and be a lien on Tenant’s leasehold interest in the Premises only, shall convey no interest or rights in and to Landlord’s interest in the Lease or the Premises which are greater than Tenant’s interest or rights in the Lease or the Premises, and shall be in form and substance reasonably satisfactory to Landlord and Tenant.

(b) If Tenant shall grant a Leasehold Mortgage in compliance with the provisions of this Section 17.03, and if Tenant or the Leasehold Mortgagee shall, within thirty (30) days after the execution of such Leasehold Mortgage, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Leasehold Mortgagee thereunder and the pertinent recording data with respect to such Leasehold Mortgage, then, so long as such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

(i) Landlord shall use commercially reasonable efforts to give the Leasehold Mortgagee, at the address for the Leasehold Mortgagee given to Landlord as provided above, a copy of any notice of default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage at the approximate time and in a similar manner of giving such notice or communication to Tenant; provided, however, that the failure to deliver such notice shall not constitute a default by Landlord hereunder. Landlord will not exercise any right, power or remedy with respect to any Default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage, and no notice to Tenant of any such Default shall be effective, until Landlord shall have so given to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such Default. Landlord acknowledges that the Leasehold Mortgagee shall have the right to approve any amendment that changes the permitted use, term, rent or any other payment obligation set forth herein, or that otherwise materially increases Tenant’s obligations or decreases Tenant’s rights under this Lease.

(ii) Any Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall, within the period herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Tenant, provided such remedy has been performed in the time frame and in the same manner as permitted by Tenant under this Lease. If a receiver cures any default, Landlord shall accept such cure as though performed by the Leasehold Mortgagee.

(iii) It is understood and agreed that any Leasehold Mortgagee, or its designee, or any purchaser in foreclosure proceedings, any grantee pursuant to an assignment in lieu of foreclosure, or any other party taking by, through or under a Leasehold Mortgage or its designee, may become the legal Tenant under this Lease with respect to the entire Premises through foreclosure proceedings, by assignment of this Lease in lieu of foreclosure or otherwise; provided, however, that any such designee, purchaser in foreclosure, grantee pursuant to an assignment in lieu of foreclosure or other party shall, in all events, (A) take subject to the terms of this Lease, (B) may only become Tenant under this Lease in whole, but not in part, may only foreclose or take assignment of this Lease in lieu of foreclosure or otherwise realize on Tenant’s leasehold interest in the Premises, and (C) shall satisfy the requirements for a Leasehold Mortgagee set forth in Section 17.03(c)(ii), provided, however, that such designee, purchaser in foreclosure, grantee pursuant to an assignment in lieu of foreclosure or other party may satisfy such requirements by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Landlord, in writing, such approval not to be unreasonably withheld or delayed, which guaranty shall be from an entity that meets the requirements for a Leasehold Mortgagee set forth in Section 17.03(c)(ii).

(iv) Upon any rejection of this Lease by any trustee of the Tenant in any bankruptcy, reorganization, arrangement or similar proceeding which would, if it were not for this Article 17, cause this Lease to terminate, without any action or consent by Landlord, Tenant or any Leasehold Mortgagee, the transfer of Tenant’s interest hereunder to such Leasehold Mortgagee shall automatically occur. Such Leasehold Mortgagee may terminate this

Lease upon any such transfer by giving notice thereof to Landlord no later than thirty (30) days after notice of such transfer. Upon any such termination, such Leasehold Mortgagee shall have no further obligations hereunder, including any obligations which may have accrued prior to such termination, except for any obligations previously undertaken by the Leasehold Mortgagee pursuant to Section 17.03(b)(iii) or caused by Leasehold Mortgagee’s acts while in physical possession of the Premises or by a court appointed receiver acting as agent for Leasehold Mortgagee.

(v) Landlord agrees to use commercially reasonable efforts to give the Leasehold Mortgagee notice of any condemnation proceedings affecting the Premises (the failure of which shall not constitute a default by Landlord hereunder), and such Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings to the extent of Tenant’s right to do so under this Lease.

(vi) If a Leasehold Mortgagee shall acquire title to Tenant’s interest in the Premises, by foreclosure of a Leasehold Mortgage thereon, by assignment in lieu of foreclosure, by an assignment for a nominee or wholly-owned subsidiary of such Leasehold Mortgagee, or otherwise, such Leasehold Mortgagee may assign this Lease or sublet or underlet the Premises only in compliance with Article 12. Upon any assignment made in compliance with Article 12 of this Lease in favor of any owner of the leasehold estate pursuant to this Lease whose interest shall have been acquired by, through or under any Leasehold Mortgagee or from any other holder thereof, the assignor shall be relieved of any further liability which may accrue under this Lease from and after the date of such assignment, provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume and agree to perform and observe the covenants and conditions in this Lease contained on Tenant’s part to be performed and observed, it being the intention that once the Leasehold Mortgagee shall succeed to Tenant’s interest under this Lease, any and all subsequent assignments (whether by such Leasehold Mortgagee, any purchaser at a foreclosure sale or any other transferee or assignee) shall, subject to the provisions of Article 12, effect a release of the assignor’s liability under this Lease from and after such assignment.

(vii) There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (1) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (2) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including any Leasehold Mortgagee, having any interest in (A) this Lease or the leasehold estate created by this Lease and (B) the fee estate in the Premises or any part thereof or any interest in such fee estate shall join in a written instrument effecting such merger and shall duly record the same.

(viii) Notwithstanding anything herein to the contrary, the provisions of this Article 17 shall inure only to the benefit of a Leasehold Mortgage which is a first lien on Tenant’s interest in the Premises. Landlord shall, upon request, execute, acknowledge and deliver to such Leasehold Mortgagee after its request an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, among Landlord, Tenant and such Leasehold Mortgagee, agreeing to all of the provisions of this Section 17.03.

(c) Definition of Terms.

(i) For purposes of this Lease, “Leasehold Mortgage” shall mean a mortgage upon Tenant’s leasehold estate and other rights of Tenant created pursuant to this Lease, and Tenant’s rights under any subleases.

(ii) For purposes of this Lease, “Leasehold Mortgagee” shall mean any mortgagee, trustee, or secured party under a Leasehold Mortgage. The Leasehold Mortgagee shall be an insurance company, savings bank, commercial bank (acting as a trustee, agent or otherwise), or other institutional lending source having a capital and surplus or net assets of at least Two Hundred Fifty Million Dollars ($250,000,000).

ARTICLE 18.

MORTGAGEE PROTECTION

Tenant agrees to give the Mortgagee or Ground Landlord, as the case may be, by overnight courier service or by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise, of the address of such Mortgagee or Ground Landlord, as the case may be. Tenant further agrees that such Mortgagee or Ground Landlord, as the case may be, shall have the right to cure such default within the time period provided for hereunder for Landlord to cure any Landlord Default.

ARTICLE 19.

ESTOPPEL CERTIFICATE

Tenant and Landlord agree, from time to time and upon not less than ten (10) days’ prior request by either of them to the other, to deliver to the requesting party a statement in the form attached hereto as Exhibit C certifying to any mortgagee, purchaser or assignee, as the case may be, of such party (or proposed mortgagee, purchaser or assignee, as the case may be, of such party’s interest) (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Tenant is in occupancy of the Premises and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the other party under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be reasonably requested to the knowledge of the party providing the estoppel.

ARTICLE 20.

REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant represents and warrants to Landlord as of the date hereof as follows:

20.01 Organization, Authority and Status of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a limited liability company to do business in any jurisdiction where such qualification is required except where the failure to be so qualified would not have a Material Adverse Effect. All necessary company action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein. Tenant is not a “foreign limited liability company,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate,” as those terms are defined in the United States Internal Revenue Code and the regulations promulgated thereunder. The individual who has executed this Lease on behalf of Tenant is duly authorized to do so.

20.02 Enforceability. Assuming the due authorization, execution and delivery hereof by Landlord, this Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and the availability of injunctive relief and other equitable remedies.

20.03 Intentionally Omitted.

20.04 Intentionally Omitted.

20.05 Compliance With OFAC Laws. Neither Tenant nor any direct member of Tenant is an individual or entity whose property or interests are subject to being blocked under Executive Order 13224 issued by the President of the United States and all regulations promulgated thereunder (the “OFAC Laws”) or is otherwise in violation of any of the OFAC Laws; provided however, that the representation contained in this sentence shall not apply to any individual, partnership, corporation, limited liability company, trust, or other form of entity (“Person”) to the extent such Person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such entity.

20.06 Intentionally Omitted.

20.07 Intentionally Omitted.

20.08 Intentionally Omitted.

20.09 Intentionally Omitted.

ARTICLE 21.

NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting any of Landlord’s rights under this Lease, it is agreed that no receipt of monies by Landlord from Tenant after the expiration or early termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

ARTICLE 22.

INTENTIONALLY OMITTED

ARTICLE 23.

REAL ESTATE BROKERS

Each party represents to the other that it has not dealt with any broker, agent, or finder in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys’ fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced that party to the Premises.

ARTICLE 24.

NOTICES

All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) facsimile or E-Mail transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by facsimile or E-Mail transmission, provided that delivery is also made by one of the other delivery methods described herein within two (2) Business Days after such transmission. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Tenant:	Shopko Stores Operating Co., LLC 700 Pilgrim Way
Green Bay, Wisconsin 54304
Attention: Chief Financial Officer and General Counsel

Facsimile: (920) 429-7401 and (920) 429-7560
Email: Peter.Vandenhouten@shopko.com Russ.Steinhorst@shopko.com

And a copy to:	Klehr Harrison Harvey Branzburg LLP 1835 Market Street
Philadelphia, Pennsylvania 19103 Attention: Bradley A. Krouse, Esq. Facsimile: (215) 568-6603
Email: bkrouse@klehr.com

If to Landlord:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile: [ ]
Email: [ ]

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

ARTICLE 25.

HAZARDOUS MATERIALS

25.01 Defined Terms.

(a) “Claim” shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to Person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) seeking a Response (as defined in Section 25.01(f)), (iii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response actions, and (iv) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

(b) “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization

Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

(c) “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, mold, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R.

§ 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

(d) “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

(e) “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f) “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

25.02 Tenant’s Obligations with Respect to Environmental Matters. During the Term with respect to the Premises, (a) Tenant shall comply, at its sole cost and expense, with all Environmental Laws; (b) Tenant shall not, except as utilized in the ordinary course of business and not in violation of any Environmental Laws, Manage or authorize the Management of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and prior written reasonable approval by Landlord, except in accordance with applicable Environmental Laws; (c) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA or any analogous state law, for storage, treatment or disposal of Hazardous Materials; and (d) Tenant shall arrange at its sole cost and expense, for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

25.03 Copies of Notices. During the Term with respect to the Premises, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Environmental Protection Agency for the state in which the Premises is located, or other federal, state, or local agency or authority, or any other entity or individual, concerning (a) any actual or alleged Release of a Hazardous Materials on, to or from the Premises; (b) the imposition of any lien on the Premises; (c) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity (each a “Notice”).

25.04 Landlord’s Right to Inspect. Upon the receipt of a Notice, or in the event that Landlord makes a good faith determination that such inspection is necessary, Landlord and Landlord’s employees, agents and representatives shall have the right to enter the Premises and, at Tenant’s sole cost and expense, conduct appropriate inspections or tests for the purpose of determining Tenant’s compliance with Environmental Laws, and determine the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the Premises including, but not limited to, samples, products, materials or substances brought onto or made or produced on the Premises by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information reasonably requested by Landlord. Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials in the Premises without Landlord’s prior written consent.

25.05 Tests and Reports. With respect to the Premises and upon the receipt of a Notice (or in the event that Landlord makes a good faith determination that the same is necessary), Tenant shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Landlord (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas). Tenant shall provide Landlord with (a) copies of all environmental reports and tests obtained by Tenant; (b) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (c) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (d) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (e) any other applicable documents and information with respect to environmental matters relating to the Premises. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the Premises, including, without limitation, payment of penalties or interest related thereto.

25.06 Tenant’s Obligation to Respond. If Tenant’s Management of Hazardous Materials at the Premises (a) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (b) causes a threat to, or endangers, the public health; or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all necessary action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Additionally, Tenant shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Response required by any governmental authority of any condition (including, but not limited to, a Release) in, on, under or from the Premises and take any other reasonable action deemed necessary by any governmental authority for protection of human health or the environment. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to challenge and not comply with any requirement of a governmental authority without being in breach of this Lease so long as Tenant (i) pursues such challenge diligently and in good faith and (ii) complies with any requirement that results upon completion of such challenge.

25.07 Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 25 as and when required hereunder, after thirty (30) days written notice to Tenant and Tenant’s failure to commence to cure such failure (unless the Premises or any Person is in imminent danger of harm, in which case notice that is feasible under the circumstances shall be given to Tenant), Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable with interest accruing at the Default Interest rate.

25.08 Indemnification. Except as otherwise required under applicable Laws or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in the Premises or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant shall, immediately upon demand by Landlord, indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all Claims, Response costs, liabilities, suits, obligations, fines, damages, penalties, claims, costs, losses, charges and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, which may be imposed upon or incurred during or after (but attributable to a period of time falling within) the Term arising out of or in any way connected with any or all of the following occurring:

(a) any Hazardous Materials which are, or have been at any time, Managed, Released or otherwise located on or at the Premises during the Term (regardless of the location at which such Hazardous Materials may in the future be located or disposed of), including but not limited to, any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any such Hazardous Materials; and (ii) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;

(b) any actual or alleged illness, disability, injury, or death of any individual in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions introduced to the Premises during the Term;

(c) any actual or alleged failure of Tenant or prior occupant or owner to comply with all applicable Environmental Laws during the Term; and

(d) any failure by Tenant to comply with its obligations under this Article 25.

In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability (with counsel reasonably acceptable to Landlord) and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive for a period of five (5) years from the termination or expiration of this Lease.

ARTICLE 26.

TITLE AND COVENANT AGAINST LIENS

26.01 Title and Covenant Against Liens. Landlord’s title in the Premises is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Buildings or the Parcel and, in case of any such lien attaching, to pay and remove or insure over same promptly. Except as provided in this Section 26.01 below and Section 9.04 above, Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Buildings or the Parcel, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove or bond the same within thirty (30) days, Landlord, at its election, may pay and satisfy the same, and in such event, the sums so paid by Landlord, with interest accruing from the date of Landlord’s payment at the Default Interest rate shall be deemed to be Rent due and payable by Tenant at once without notice or demand. Except as permitted pursuant to Section 9.04 and Article 17 of this Lease, Landlord covenants and agrees not to suffer or permit any covenants, restrictions, reservations, encumbrances, liens, conditions, encroachments, easements and other matters of title that would affect the Premises without Tenant’s prior written consent.

Landlord hereby grants a limited power of attorney to Tenant to acknowledge, deliver and execute on Landlord’s behalf any proposed agreement affecting the Premises if such agreement is in the nature of an easement and (a) is specifically stated to encumber the Premises only while Tenant is in possession of the Premises or (b) shall, by the terms of the agreement, end with the termination of this Lease. Upon the execution of any such agreement, Tenant shall deliver, within twenty (20) days thereof, a copy of such agreement to Landlord.

ARTICLE 27.

EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Premises; that Landlord shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually.

ARTICLE 28.

QUIET USE AND ENJOYMENT

If and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease, including without limitation, Sections 17.01 and 17.02) peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted, including extensions, without molestation or disturbance by or from Landlord or any Person or entity claiming by, through or under Landlord and free of any encumbrance created or suffered by Landlord, except from encumbrances created, suffered or consented to by Tenant. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE 29.

CHARACTERIZATION OF LEASE

The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Landlord and Tenant entering into this lease:

29.01 [Unseverable Lease;]No Joint Venture.

(a) [Landlord and Tenant agree that this Lease constitutes a single and indivisible lease as to all of the Property Locations collectively and shall not be subject to severance or division except as expressly set forth herein. In furtherance of the foregoing, Landlord and Tenant each (i) waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Property Locations and irrevocably waives any claim or defense that asserts that this Lease is anything other than a master lease, (ii) covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, (iii) stipulates and agrees not to challenge the validity, enforceability or characterization of this Lease of the Property Locations as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, and (d) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, if, and to the extent that, any challenge occurs. Without limitation, Landlord and Tenant agree that Base Rent Allocations shall not be used or construed, directly or indirectly, to vary the intent of Landlord and Tenant that this Lease constitutes a single and indivisible lease of all the Property Locations collectively and is not an aggregation of separate leases. For the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit that must be assumed, rejected or assigned as a whole with respect to all (and only all) of the Property Locations.]10

(b) The business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

29.02 True Lease Waiver. Landlord and Tenant intend that this Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Tenant and Landlord each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease.” Tenant and Landlord each stipulate and agree that (a) except as may be required by Laws or a governmental authority (it being understood that Tenant and Landlord each agree that under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this Article 29, and (b) that, in the event that its separate existence from another Person is disregarded for U.S. federal income tax purposes, it shall not permit such Person to assert or take any action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this Article 29 (determined as though such Person had been a party hereto).

[10]	Use bracketed language only if breakout lease is a master lease.

ARTICLE 30.

RESERVES11

30.01 Reserves. Upon the occurrence of a Reserve Event (as defined below), Landlord may require Tenant to pay to Landlord on the day that Monthly Base Rent is next due during the Term an amount equal to the Impositions (the “Impositions Reserve”), premiums for insurance required under Article 6 (the “Insurance Reserve”)[, fixed and basic rents (the “Overlease Rents”) to be made pursuant to the Overlease (the “Overlease Reserve”)] and/or maintenance expenses (“Maintenance Expenses”) for the Premises (in an amount equal to $0.20 per net rentable square foot of the Premises) (the “Maintenance Reserve”; the Impositions Reserve, the Insurance Reserve, [the Overlease Reserve] and/or the Maintenance Reserve are each a “Reserve” and collectively, the “Reserves”) that Landlord reasonably estimates will be necessary in order to accumulate with Landlord sufficient funds to pay such Impositions, insurance premiums[, Overlease Rents] and Maintenance Expenses as applicable for the earlier of (a) the ensuing twelve (12) months, or (b) at least thirty (30) days prior to their respective due dates. Landlord shall hold or cause the Mortgagee to hold the amount for each Reserve required hereunder in an interest-bearing account which interest thereon shall accrue for the benefit of Tenant (which may be a book entry subaccount) (each, a “Reserve Subaccount Account”, and collectively, the “Reserve Subaccounts”). Landlord shall have the right to collect Reserves on an annual basis until the occurrence of a Reserve Reversal Event (subject to the terms of Section 30.04).

30.02 Satisfaction of Tenant’s Obligations. Any Reserve payments made by Tenant pursuant to Section 30.01 for Impositions, Maintenance Expenses[, Overlease Rents] and insurance premiums shall satisfy Tenant’s obligations to pay Impositions[, Overlease Rents] and Maintenance Expenses and to pay for and maintain insurance under this Lease for the applicable twelve (12) month period. Landlord shall timely pay or cause to be paid such Impositions[, Overlease Rents] and insurance premiums or make such Reserves available to Tenant to timely pay such Impositions[, Overlease Rents] and insurance premiums.

30.03 Reserve Period; Maintenance Expenses. During a Reserve Period (as defined below), Landlord shall disburse or cause the Mortgagee to disburse funds held in the Reserve Subaccount for Maintenance Expenses to Tenant within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than Twenty Five Thousand Dollars ($25,000) (or a lesser amount if the total amount in the Maintenance Reserve is less than Twenty Five Thousand Dollars ($25,000), in which case only one such disbursement as to that particular Maintenance Expense shall be made), provided that the request for disbursement is accompanied by: (a) a certificate signed by an officer of Tenant: (i) stating that the maintenance which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such maintenance or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon

[11]	Use bracketed Reserves sections only if breakout lease is a master lease of five or more properties. Section 3.06 remains the same in either case.

receipt of the requested disbursement, will be paid in full with respect to the portion of the maintenance which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Mortgagee, a title search for the Premises indicating that the Premises is free from all liens, claims and other encumbrances not previously approved by Landlord.

30.04 Reserve Reversal Event. Upon a Reserve Reversal Event, no further Reserves shall be required hereunder regarding the applicable Reserve Period and any Reserves and/or Letter of Credit (as defined in Section 30.06(d) below) held by Landlord or Mortgagee shall be immediately released and/or returned, as the case may be, to Tenant; provided, however, that Reserves and/or Letter of Credit shall again be required as provided herein in connection with any subsequent Reserve Period.

30.05 Letter of Credit. Notwithstanding anything to the contrary contained in this Article 30, at Tenant’s option, in lieu of the requirements set forth herein with respect to Tenant’s obligation to make deposits into one or more Reserve Subaccounts, Tenant may deliver a Letter of Credit or Letters of Credit, to Landlord in an amount or amounts equal to the aggregate amount which Tenant would otherwise be required to deposit for Impositions, insurance premiums[, Overlease Rents] and/or Maintenance Expenses, over the ensuing twelve (12) month period, whereupon Landlord shall remit or cause Mortgagee to remit the Reserves then on deposit, if any, in the applicable Reserve Subaccount to Tenant. In the event that Tenant delivers a Letter of Credit or Letters of Credit for Impositions, insurance premiums[, the Overlease Rents], Maintenance Expenses, Tenant shall be responsible for the payment of such item and Landlord shall not be responsible therefor. Tenant shall provide Landlord with notice of any increases (or decreases) in the aggregate payments over the ensuing twelve (12) month period for Impositions, insurance premiums[, Overlease Rents] and/or Maintenance Expenses, as the case may be, not less than forty-five (45) days prior to the date any such increase (or decrease) is first due and payable, and the applicable Letter of Credit shall be increased (or decreased) by an amount equal to such increased (or decreased) amount at least thirty (30) days prior to the date such increase (or decrease) is first due and payable. Landlord shall allow a reduction in the Letter of Credit or Letters of Credit relating to the Reserve Subaccount for Maintenance Expenses upon satisfaction of the conditions precedent for disbursement set forth in Section 30.03, which reduction shall be in an amount equal to the amount that would have been disbursed to Tenant had the Reserve Account for Maintenance Expenses contained cash. Upon any non-payment of Impositions, insurance premiums, Overlease Rents, Maintenance Expenses, Tenant agrees that Landlord shall have the right, but not the obligation, to draw on such applicable Letter of Credit and to apply all or any part thereof to the payment of the item for which such Letter of Credit was established.]

30.06 Defined Terms.

(a) “EBITDAR” means, with respect to any Person, for any period, an amount equal to (without duplication): (i) the consolidated net income of such Person for such period, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of consolidated net income of such Person), all in accordance with generally accepted accounting principles in the United States of America, consistently applied from period to period (“GAAP”), plus (iii) interest expense for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (iv) the provision for taxes for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (v) any rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) payable by such Person under any leases then in effect to which the Person is a party, utilizing the rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) in effect at the time of the EBITDAR calculation (collectively, “EBITDAR Rent”) (to the extent such EBITDAR Rent was deducted in the computation of consolidated net income of such Person), plus (vi) non-recurring items and unusual items. Tenant may use the consolidated financial statements of Specialty Retail Shops Holding Corp., a Delaware corporation (“Specialty Retail”) but only for so long as (i) Tenant remains indirectly wholly owned by Specialty Retail and included in the consolidated financial statements of Specialty Retail and (ii) the Guaranty is in full force and effect.

(b) “EBITDAR Event” means Tenant’s failure to maintain an EBITDAR Ratio (as defined below) of 1.15 to 1 or higher (tested quarterly on a twelve (12) month trailing basis).

(c) “EBITDAR Ratio” is the ratio of EBITDAR to interest and operating lease expenses.

(d) “Letter of Credit” means an evergreen, irrevocable, unconditional, transferable, clean sight draft letter of credit, in form and substance acceptable to Landlord in its reasonable discretion, in favor of Landlord and issued by a bank or financial institution reasonably acceptable to Landlord.

(e) “Reserve Event” means the occurrence of (i) a monetary Default or (ii) an EBITDAR Event.

(f) “Reserve Period” means the period of time commencing on the date that

(i) a monetary Default shall have occurred or (ii) an EBIDTAR Event shall have occurred and, with respect to clause (a) or (b), ending upon the occurrence of a Reserve Reversal Event.

(g) “Reserve Reversal Event” means Tenant (i) remains free from monetary Default and (ii) maintains an EBITDAR Ratio of 1.15 to 1 or higher (on a twelve (12) month trailing basis) for a period of not less than four (4) consecutive quarters.

ARTICLE 31.

MISCELLANEOUS

31.01 Successors and Assigns. Each provision of this Lease and other agreements executed contemporaneously with this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

31.02 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing and signed by Landlord and Tenant.

31.03 Definition of Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case. In all cases where there is more than one Tenant, the liability of each shall be joint and several. Landlord shall have the right, at its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such Persons collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to pay all of the Rent and other amounts from time to time owed by Tenant under this Lease.

31.04 Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being of the Premises so that in the event of any assignment, conveyance or sale, once or successively, of the Premises, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, if any, accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

31.05 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

31.06 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

31.07 Default Rate of Interest. All amounts, including, without limitation, all Rent, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the lesser of: (a) the greater of (i) five percent (5%) in excess of the rate of interest announced from time to time by Wells Fargo Bank, National Association (or its successors and assigns), as its prime, reference or corporate base rate (“Prime”), changing as and when said Prime rate changes, or (ii) ten percent (10%) per annum; or (b) the maximum rate permissible by law (“Default Interest”).

31.08 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

31.09 Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease which fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant with respect to the lease of the Premises. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Lease by Landlord and Tenant, (a) this Lease shall supersede any previous discussions, agreements and/or term or commitment letters relating to this Lease, (b) the terms and conditions of this Lease shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Lease may only be amended by a written agreement executed by Landlord and Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

31.10 Force Majeure. If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or in part to any strike, lockout, civil disorder, inability to procure materials at commercially reasonable rates, prolonged failure of power, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party (expressly excluding, however, the obligations imposed upon Tenant with respect to Base Rent and any other Rent to be paid hereunder) (“Force Majeure”), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause.

31.11 Memorandum of Lease. This Lease shall not be recorded. However, a memorandum of this Lease in the form attached hereto as Exhibit G shall be executed, in recordable form, by both parties concurrently herewith and may be recorded by Tenant, at Tenant’s expense, with the official charged with recordation duties for the county in which the Premises is located, with directions that it be returned to Tenant. If, and when, an original memorandum of Lease is returned to Tenant following recording, Tenant shall furnish a copy of same to Landlord.

31.12 No Construction Against Preparer. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

31.13 Waiver of Landlord’s Lien. Notwithstanding anything contained herein to the contrary, Landlord hereby waives any statutory liens and any rights of distress with respect to Tenant’s Personalty. This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Personalty. Respecting any mortgagee or other lender of Tenant having a security interest in Tenant’s Personalty (“Tenant’s Mortgagee”), Landlord agrees as follows: (a) to provide Tenant’s Mortgagee, upon written request of Tenant (accompanied by the name and address of Tenant’s Mortgagee), with a copy of any default notice(s) given to Tenant under this Lease; provided, however, that (i) Landlord acknowledges and agrees that with respect to Wells Fargo Bank, National Association, as agent, as Tenant’s Mortgagee, such Tenant request shall be deemed to have been made as of the Effective Date and (ii) the failure to deliver such notice shall not constitute a default by Landlord hereunder, and (b) to allow Tenant’s Mortgagee, prior to any termination of this Lease or repossession of the Premises by Landlord, the same notice rights and period of time to cure such default as is allowed Tenant under this Lease, and (c) to permit Tenant’s Mortgagee to go upon the Premises for the purpose of removing Tenant’s Personalty any time within ninety (90) days after the effective date of any termination of this Lease or any repossession of the Premises or any part thereof by Landlord. Landlord further agrees to execute and deliver the form of written waiver reasonably requested by Tenant’s Mortgagee from time to time to evidence or effect the aforesaid waiver and agreements of Landlord or substantially in the form attached hereto as Exhibit F.

31.14 Investment Tax Credits. Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Premises whether or not such items become a part of the realty and agrees, without cost or liability to Landlord, to execute and deliver to Tenant any election form reasonably required to evidence Tenant’s right to claim investment tax credits.

31.15 Signage. Tenant shall be entitled to place signs upon the Premises subject to any applicable Laws or any applicable REAs[ or Overleases].

31.16 Definition of CPI. “CPI” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a based period equaling 100 in 1982–1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Consumer Price Index ceases to be published, its successor index as published by the same governmental authority which published the Consumer Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of this Lease. In the event there is no successor index, Landlord shall reasonably select an alternative price index that will constitute a reasonable substitute for the Consumer Price Index. “CPI Increase” shall mean the percentage change in the CPI from the month that is two months prior to the immediately preceding Adjustment Date to the CPI for the month that is two months prior to the applicable Adjustment Date. For purposes of calculating the CPI Increase for the January 1, 2017 Adjustment Date, the immediately preceding Adjustment Date shall be considered to be January 1, 2016.

31.17 Financial Statements.12

(a) Tenant shall cause Guarantor to deliver to Landlord the following financial statements within thirty (30) days after Landlord’s request, not more than once per year:

[12]	For breakout lease(s) to Landlords of five or more Property Locations, whether by individual leases or one or more master lease, all of the provisions of Section 31.17 of the Amended and Restated Master Lease (as amended, restated, replaced, supplemented or otherwise modified from time to time) will be inserted in lieu of the provisions of this Section 31.17 of this breakout lease form. All such insertions of Section 31.17 of the Amended and Restated Master Lease shall not include references to “(including Spirit Realty Capital, Inc., or, in conjunction with a SpinCo Transaction or following a SpinCo Transaction, such to-be-spun-off or spun-off entity)”.

(i) The most recent income and expense statements for the business at the Premises in the form of the statement attached hereto as Exhibit J (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(c)); and

(ii) The most recent audited corporate, consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Guarantor, in each case audited by a nationally recognized accounting firm (such information to be subject to the confidentiality and non disclosure provisions set forth in Section 31.17(c)).

(b) All financial statements to be provided hereunder shall be prepared in accordance with GAAP.

(c) Landlord agrees to treat as confidential, and to not disclose without Tenant’s written consent, all income and expense statements for the business at the Premises and any other information specific to the Premises (collectively, the “Confidential Information”), provided, however, that Confidential Information does not include information which (i) is already known to Landlord prior to receipt as evidenced by prior documentation thereof or has been independently developed by Landlord on a non-confidential basis; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord or its representatives; (iii) becomes available to Landlord on a non-confidential basis from a source other than Tenant or any of its representatives, provided that such source is not, to Landlord’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information; or (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation. Notwithstanding the foregoing, Landlord may, without the written consent of Tenant, disclose any Confidential Information to any potential buyer, assignee, or other counterparty of Landlord, or Landlord’s actual or potential financing sources, in each case in connection with any transaction contemplated by Section 12.04 (collectively, “Landlord Counterparties”) or a Mortgagee or trustee in connection with a securitization or a rating agency involved with respect to such securitization (“Securitization Parties”, collectively with Landlord Counterparties, the “Disclosure Parties”) and the Securitization Parties may further disclose the Confidential Information solely to B-piece buyers in connection with the securitization or an institutional investor that typically invests in securitizations of this type and size (“Other Parties”) to the extent the Securitization Parties customarily disclose the same to the Other Parties in connection with the securitization and to the extent requested by the Other Parties; provided that (A) the Securitization Parties and the Other Parties are advised that the Confidential Information is confidential, and (B) the Confidential Information may not be placed in any prospectus, or other securities offering material or other written materials by Landlord, or any Mortgagee, trustee or rating agency or any Affiliated Party. In addition, any Disclosure Parties and the Other Parties (other than the rating agencies and potential financing sources which are not required to execute a Confidentiality Agreement but may only disclose information to parties that have executed a Confidentiality Agreement) shall execute a confidentiality agreement substantially in the form attached hereto as Schedule 31.17(c), or such other form as reasonably agreed upon by Tenant, Landlord, the Disclosure Parties, and/or the Other Parties (the “Confidentiality Agreement”) in

connection with the disclosure of Confidential Information hereunder; provided, however, that any Landlord Counterparty may disclose such Confidential Information to its actual or potential financing sources that are informed by such Landlord Counterparty of the confidential nature of the Confidential Information and that agree to be bound by the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Section, in no event shall any Confidential Information be disclosed to any retailers.

(d) All financial statements to be provided hereunder shall be certified by the chief financial officer or administrative member of Tenant (or other party delivering such financials), which certification shall be in the form of Schedule 31.17(d) attached hereto and shall state that such financial statements (i) are true, complete and correct in all material respects, (ii) fairly present, in all material respects, the financial condition of Tenant (or other party delivering such financials) as of the date of such reports, and (iii) satisfy the requirements set forth in Section 31.17. If Tenant (or other party delivering financial statements) discovers that financial statements delivered to Landlord hereunder contain a misstatement or an omission in any material respect, it shall promptly notify Landlord of same and take such actions as are reasonably necessary to correct, or cause to be corrected, such financial statements; provided, however, in no event shall Tenant (or other party delivering such financials) willfully and intentionally misstate its financial statements. In no event shall Tenant have any liability to Landlord or its affiliates in respect of any breach of the foregoing certification caused by Tenant’s negligence or gross negligence or, except as set forth in Section 16.01 and Section 16.02, for failure to perform its obligations under this Section 31.17. Landlord’s sole rights and remedies for a breach of this Section 31.17 shall be limited to those remedies that are available to Landlord as set forth in Section 16.02 of this Lease.

(e) Notwithstanding any other provision contained in this Section 31.17, from and after the date when the Guaranty is no longer in full force or effect, Tenant shall be obligated to deliver financial statements (of the type and having the characteristics described herein) of Tenant, in lieu of causing Guarantor to deliver such financial statements of Guarantor.

(f) Intentionally Omitted.

(g) Intentionally Omitted.

31.18 State-Specific-Provisions.13

31.19 Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

31.20 Mortgagee Consent. With respect to any and all provisions of this Lease requiring Landlord’s consent, the refusal or failure of Landlord’s Mortgagee to grant consent (to the extent required and applicable) shall be a reasonable basis for Landlord to withhold its consent.

[13]	To be added for California properties only.

31.21 Waiver of Jury Trial and Certain Damages. Landlord and Tenant hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of the parties hereto against the other or its successors with respect to any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy. This waiver by the parties hereto of any right either may have to a trial by jury has been negotiated and is an essential aspect of their bargain. Furthermore, Tenant and Landlord hereby knowingly, voluntarily and intentionally waive the right each may have to seek punitive, consequential, special and indirect damages from the other or any of its successors and assigns with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right each may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

31.22 Forum Selection; Jurisdiction; Venue; Choice of Law14

(a) This Lease shall be construed in accordance with, and this Lease and all matters arising out of or relating to this Lease (whether in contract, tort or otherwise) shall be governed by, the law of the state where the Premises is located without regard to conflicts of law principles. If any provision of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by applicable Laws.

(b) TENANT AND LANDLORD EACH HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY WHERE THE PREMISES IS LOCATED, AND EACH IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LEASE SHALL BE LITIGATED IN SUCH COURTS. TENANT AND LANDLORD EACH ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

(c) TENANT AND LANDLORD EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 31.22 ARE A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS LEASE.

31.23 No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of the Premises or any interest in

[14]	Section 31.22 of the Amended and Restated Master Lease will be inserted in lieu of this provision if the breakout lease is a master lease.

such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

31.24 Intentionally Omitted.

31.25 Guaranty. Specialty Retail Shops Holding Corp., a Delaware corporation (sometimes referred to “SRSHC” or “Guarantor”) shall at all times unconditionally guarantee this Lease pursuant to that certain Unconditional Guaranty of Payment and Performance dated as of the Effective Date for the benefit of Landlord (“Guaranty”).

ARTICLE 32.

[OVERLEASES

32.01 Overleases. This Article 32 shall apply regardless of the identity of the Overlandlord. The following provisions shall not substitute for or replace the other provisions in this Lease, except to the extent the following provisions conflict with the other provisions in this Lease, in which case these following provisions shall govern as to the Premises:

(a) The Premises shall not be used or occupied, or permitted or suffered to be used or occupied, by Landlord or Tenant or any party claiming by or through Landlord or Tenant for any use, purpose or activity which is not permitted by the Overlease for the Premises.

(b) Tenant shall at its sole expense, (i) comply with the Overlease, and with all applicable Legal Requirements pursuant to the Overlease, and (ii) notwithstanding the requirements of Article 6, comply pursuant to the Overlease with the requirements of all policies of insurance of whatsoever nature which are required to be maintained pursuant to the Overlease.

(c) Tenant acknowledges that this Lease, and Tenant’s occupancy of the Premises, are subject to and subordinate to the Overlease. Tenant agrees that the terms, covenants, provisions and conditions of the Overlease applying to Landlord as the tenant thereunder shall apply directly to Tenant, and Tenant hereby does and shall assume and perform fully all the duties, obligations, liabilities and undertakings of Landlord as the tenant under the Overlease, including as Rent under this Lease, payment of all the fixed, basic rents and additional rents and any and all other payments to be made pursuant to the Overlease, whether arising before, on or after the Effective Date. In the event of any inconsistency between the terms, covenants, provisions and conditions of the Overlease and the terms, covenants, provisions and conditions of this Lease as the same applies to the Premises or common areas on the Premises, in that the Overlease imposes an obligation or liability on the tenant thereunder (and therefore on Tenant under this Lease by virtue of Tenant’s assumption thereof) which is stricter or broader or more onerous or not covered by this Lease, then, even though the subject matter may be one which is the same in both the Overlease and this Lease, the terms, covenants, provisions and conditions of the Overlease with respect to such obligation or liability shall control and be complied with by Tenant. Tenant and Landlord each agrees that it will not do, or cause or suffer to be done, any act (whether of commission or omission) which would result in a breach of or default under any term, covenant, provision or condition of the Overlease. A default under the Overlease not caused by Tenant shall not constitute a default under this Lease.

(d) Landlord shall have no responsibility or liability to provide any services to Tenant with respect to the Premises, or for performing any of the duties, obligations, liabilities or undertakings of any landlord or tenant under the Overlease as it applies to the Premises. Landlord agrees, however, that in cases where Landlord’s cooperation is necessary to enforce rights of the tenant under the Overlease, Landlord will use its reasonable efforts to cause the Overlandlord to perform their duties, obligations, liabilities and undertakings thereunder, provided Tenant agrees to and does bear the expense and reimburse Landlord (immediately upon demand) for any and all expenses including reasonable experts and attorneys’ fees incurred by Landlord in connection therewith. To the extent that to do so does not prejudice or impair the rights and remedies intended to be enjoyed by Landlord under this Lease and does not in any manner or to any degree impose (with respect to the Overlease) or increase (with respect to this Lease) the duties, obligations, liabilities or undertakings of Landlord and does not modify or terminate the Overlease, Landlord agrees to otherwise cooperate with Tenant so that all of the rights and benefits of the Overlease intended to be enjoyed by the prime tenant thereunder shall be available to Tenant, except Tenant shall not have or enjoy any options to cancel or terminate the Overlease, or surrender the premises covered by the Overlease, or to renew or to extend the Overlease (except as provided for in Section 32.01(q)), or to purchase the fee title, or to exercise rights of first refusal, or have any rights to encumber, assign or sublet the interest of the tenant under the Overlease (except as provided for in Article 12), or rights to build additional buildings or improvements (except as provided for in Articles 11, 14 and 15). At Tenant’s full cost and expense and without expense to Landlord, Tenant may obtain from Overlandlord a non-disturbance agreement in form and substance reasonably acceptable to Tenant.

(e) In addition to other indemnification provisions by Tenant in this Lease, and not in limitation thereof, Tenant hereby agrees to indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses (including experts’ and attorney’s fees) imposed upon or incurred by the Landlord Indemnified Parties, that may be based on or asserted or alleged to be based on any breach by Tenant of any term, covenant, provision or condition of the Overlease arising before or during the Term of this Lease.

(f) In the event of any Casualty Event, or in the event of any Condemnation of all or part of the Premises, the terms, covenants, provisions and conditions of the Overlease for the Premises shall not be the controlling instrument as between Landlord and Tenant, but the provisions of this Lease relating to such event shall control exclusively between Landlord and Tenant.

(g) Landlord shall not amend or modify the Overlease without Tenant’s consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason. Landlord shall not voluntarily terminate or consent to any termination of the Overlease for any reason without Tenant’s written consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason. If either Tenant defaults under the Overlease or Landlord acts or fails to act in a manner which results in a default under the Overlease, then the other party (upon reasonable advance written notice to the defaulting party, unless the Overlease is in imminent danger of termination, in which case notice that is feasible under the circumstances shall be given to the defaulting party) may cure such default (but shall have no obligation to do so) if after the notice the defaulting party fails to take steps to effect such cure.

(h) Subject to Section 32.01(d), the performance by Overlandlord of Overlandlord’s obligations in accordance with the Overlease, shall, for all purposes, be accepted by Tenant, and shall be deemed to be the performance of such obligations by Landlord under the provisions of the Overlease and also under this Lease to the extent the obligations are the same, and in such case Tenant shall neither look to Landlord for performance of such obligations nor seek to hold Landlord liable for performance of such obligations or for the manner of performance of such obligations or for any default in performance or nonperformance of such obligations.

(i) Whenever, by reason of Tenant’s assumption of all the obligations contained in the Overlease as provided in this Article 32 or otherwise, any provision of the Overlease requires the tenant thereunder to make any payment of any money, including the fixed, base rent payable thereunder, or requires such tenant to take any action within a certain period of time (whether with or without notice), then, notwithstanding that a provision in this Lease calls for such payment to be made or action to be taken at a different time, Tenant shall make such payment to the Overlandlord, Landlord or other appropriate third party or take such action, as the case may be, within the shorter of the time specified in this Lease or the time specified in the Overlease; and if such payment or other action is required to be paid or taken within a specified time period after notice or receipt of an invoice, then upon such notice or upon receipt of such invoice, Tenant shall make such payment or take such other action, as the case may be, no later than five (5) business days prior to the last day of such time period (excluding, however, installments of fixed or base rent or other payments due under the Overlease which shall be paid by Tenant directly to the Overlandlord pursuant to the Overlease).

(j) Whenever any provision of the Overlease requires the Overlandlord to give notice or submit an invoice to the tenant thereunder and Landlord has received such notice or invoice but the Overlandlord has not given Tenant such notice or invoice directly, then Landlord shall notify Tenant by sending Tenant a copy of said notice or invoice. Such notification by Landlord to Tenant of said Overlandlord’s notice or invoice shall for all purposes hereunder be deemed timely given if sent to Tenant within five (5) business days after receipt by Landlord of the notice from Overlandlord.

(k) Whenever any provision of the Overlease requires the tenant under the Overlease to obtain the Overlandlord’s consent for any purpose, including obtaining consent prior to the undertaking of an act or proposed act, and Tenant desires such consent, such provision shall for all purposes hereunder be deemed to require the prior written consent of both Overlandlord and Landlord; provided, however, if Landlord is willing to consent, Landlord, at Tenant’s expense, shall cooperate to a reasonable extent with Tenant to obtain the Overlandlord’s consent provided Tenant pays all Landlord’s expenses, including reasonable attorneys’ fees, in Landlord’s extending such cooperation.

(l) If Tenant contends that Overlandlord is not observing, complying with or performing its obligations under the Overlease, Tenant shall have the right to notify Landlord of a default of the Overlandlord which notice shall specify the nature of such default. Within five (5) business days after its receipt of such notice, Landlord shall give written notice to Overlandlord (in the manner required by the Overlease), which notice shall specify the nature of such claimed default in the same manner as was specified in Tenant’s notice to Landlord. Landlord further agrees to extend assistance to and cooperate with Tenant in order to effectuate a cure of any alleged default, provided that all costs and expenses, including reasonable attorneys’ fees, in connection therewith are borne by Tenant. If (i) Tenant shall have given written notice to Landlord of such default by the Overlandlord, as aforesaid, (ii) the Overlease allows withholding of such payments from the Overlandlord and (iii) Landlord consents in writing, Tenant also shall have the right to withhold payments of that portion of the Overlease rent payable to the Overlandlord which is payable by Landlord (as tenant) at that time under the Overlease in accordance with the applicable provision, if any, of the Overlease allowing such withholding of rent. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to any matter described in this Section 32.01(l).

(m) Whenever in this Lease rights or privileges are granted to Landlord or Tenant with respect to any matter or thing, such rights or privileges shall be exercisable by Landlord insofar as the same are not inconsistent with, or in violation of, the terms, covenants and conditions of the Overlease with respect to the same matter or thing and the terms, rights and privileges granted to Landlord and Tenant herein, but where the rights and privileges granted by the Overlease to the tenant thereunder exceed the rights and privileges granted in this Lease to Landlord or Tenant, then Landlord or Tenant shall exercise such rights and privileges only to the extent expressly permitted herein if the result of exercising the greater rights or privileges in the Overlease would be detrimental to the other party hereto.

(n) Subject to the other provisions of this Article 32, if the Overlease would need to be extended by Landlord exercising an extension option in the Overlease in order to match Tenant’s exercise of an Extension Option under this Lease, then, as a condition for Tenant’s Extension Option to be validly exercised under this Lease, Tenant must give Landlord notice of Tenant’s exercise of the Extension Option under this Lease at least thirty (30) days prior to the deadline set forth in the Overlease for validly exercising the extension option under the Overlease, time being of the essence.

(o) Upon Tenant’s written notice, Landlord, subject to the proviso in this sentence and subject also to the other provisions and conditions in this Article 32, shall from time to time exercise Landlord’s rights to the extent necessary and to the extent available to Landlord, in order to extend the term of the Overlease until at least the Expiration Date applicable to the Premises; provided, however Landlord need not (i) exercise its extension rights if on the date Landlord’s notice of extension of the Overlease is to be given to the landlord under the Overlease (“Overlandlord”), a Default on the part of Tenant then exists under this Lease, and (ii) exercise the extension of the Overlease until the one hundred eightieth (180th) day prior to the deadline for exercising the Overlease extension pursuant to its terms (or until the first (1st) day that the Overlease extension option may be exercised by Landlord if such date would occur less than one hundred eighty (180) days after the date of Tenant’s notice advising Landlord to exercise the extension option), and Landlord simultaneously provides Tenant with written confirmation of same. In the event Landlord fails to timely exercise the extension option, as provided above, Landlord hereby grants Tenant the right to exercise such extension option on Landlord’s behalf and, in furtherance thereof, grants Tenant a limited power of attorney to acknowledge, deliver and execute, on Landlord’s behalf, such documentation as is required to effectuate the exercise of the extension option. Tenant shall provide Landlord with copies of any documentation relating to Tenant’s exercise of an extension option made on Landlord’s behalf. To the extent that the term of the Overlease, as extended, extends beyond the Expiration Date for the Premises, Landlord, at its sole cost and expense, bears the obligation to pay any rent applicable to such period under the Overlease. If Tenant does not request that Landlord (or Landlord is not required due to Tenant’s Default as described above) to exercise any option available to Landlord to extend the term of the Overlease and Landlord does not, in fact, exercise such extension option, then (i) this Lease shall terminate, (ii) Tenant shall surrender to Landlord the Premises, and (iii) Tenant shall have no further responsibility to Landlord with respect to the Premises, except for such indemnity or other provisions of this Lease which may survive by their terms.

(p) As to any period before the end of the initial Term of this Lease with respect to the Premises, Tenant shall have the right to notify Landlord by sending Landlord a written notice stating expressly that Tenant desires Landlord not to exercise an extension option under the Overlease and that Tenant desires the Overlease to expire. The notice must be received by Landlord not less than one hundred twenty (120) days before the last day on which Landlord is required to exercise its extension option under the Overlease, time being of the essence. If Landlord receives such notice, Landlord may either intentionally fail to exercise the Overlease extension option and permit the Overlease to expire, or Landlord may exercise its extension option for Landlord’s own account. In either case, (i) this Lease shall terminate, (ii) Tenant shall surrender to Landlord the Premises, and (iii) Tenant shall have no further responsibility to Landlord with respect to the Premises, except for such indemnity or other provisions of this Lease which may survive by their terms.

(q) When Landlord sends a notice to the Overlandlord extending the term of the Overlease, Landlord will send a copy of that notice to Tenant. Within thirty (30) days after receipt by Landlord of a notice from Tenant extending this Lease in accordance with and subject to the provisions and conditions in Sections 32.01(n), (o) and (p), Landlord will send its own extension notice to the Overlandlord (when extension is necessary) extending the Overlease. If Tenant does not receive from Landlord the copy of Landlord’s extension notice to the Overlandlord by the thirtieth (30th) day after the date Tenant had sent its own valid notice to Landlord and also has not received a notice from Landlord disputing Landlord’s duty to exercise an option to extend the Overlease, then, in such case, Tenant itself may exercise the extension option under the Overlease, on Landlord’s behalf and acting in place and stead of Landlord, by notice to the Overlandlord.

(r) If the Overlease does not contain sufficient extension options for Landlord (as tenant thereunder) to be able to keep granting Tenant extensions thereof as to the Premises to match the term of this Lease or Tenant’s exercise of an extension option in accordance with this

Lease with respect to the Premises, and the leasehold estate of the Premises shall therefore expire before the then current term of this Lease will have expired, then in each such case (i) this Lease shall terminate, (ii) Tenant shall surrender to Landlord the Premises, and (iii) Tenant shall have no further responsibility to Landlord with respect to the Premises, except for such indemnity or other provisions of this Lease which may survive by their terms.

(s) Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all actual damages and out-of-pocket costs and expenses (including experts’ and attorneys’ fees) imposed upon or incurred by Tenant as a result of any default under the Overlease on behalf of the tenant thereunder that is directly the result of the actions of Landlord or omissions of Landlord including, but not limited to, (i) a transfer or assignment in breach of the Overlease, or (ii) the failure of Landlord to pay rents and/or other amounts due under the Overlease where an Overlease Reserve has been established for such amounts; provided, however, Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all Losses resulting from the occurrence of an event described in clauses (i) and/or (ii) above.]

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:	TENANT:

[ ],	SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company

a [ ]
By:
Name:
By:	Its:
Name: Its:

EXHIBIT A

Legal Description

EXHIBIT B

INTENTIONALLY OMITTED

EXHIBIT C

FORM OF ESTOPPEL LETTER

TO:

Re: Leasehold interest in property located at                     (the “Property”) pursuant to a Lease dated                         (the “Lease”) between                     (“Landlord”) and                         (“Tenant”)

Ladies and Gentlemen:

The following statements are made for your benefit and the benefit of your Mortgagees, successors, and assigns (the “Beneficiaries”). The undersigned hereby certifies to the Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1. The Lease is unmodified and is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Property.

2. Tenant began paying rent under the Lease on                    . Tenant is currently paying $                     per month as rent and $                     for other charges under the Lease.

3. Neither Landlord nor Tenant is in default under the Lease. To the knowledge of the undersigned, no event has occurred that with the giving of notice, the passage of time, or both, would constitute a default under the Lease.

4. The leased premises have been completed in accordance with the terms of the Lease and Tenant is in occupancy, open for business and paying rent on a current basis with no rental offsets or claims.

5. Tenant has not prepaid rent other than as provided for in the Lease or as stated above.

6. There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

7. The Lease has not been assigned nor has the Property been sublet.

8. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease.

9. The expiration date of the Lease is                         (the “Expiration Date”). Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date.

10. Tenant is currently not a party to any lease or sublease affecting the Property, other than the Lease.

EXECUTED as of the         day of                     .

[ ]
By:
Name:
Title:

EXHIBIT D

FORM OF SUBLEASE NON-DISTURBANCE AGREEMENT

SUBLEASE RECOGNITION AGREEMENT

THIS SUBLEASE RECOGNITION AGREEMENT (“Agreement”), made as of                         , 20    , by and between                                 , a                                 (“Landlord”) and                             , a                                (“Subtenant”).

R E C I T A L S:

A. Landlord and                         (“Tenant”) have entered into a certain [amended and restated] lease (the “Lease”) dated as of                         , 20[     ], [a memorandum of which has been recorded in the Recorder of Deeds Office in and for                     County,                                  ,] which demises certain real property located at (the “Property Location”), which Property Location is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B. Pursuant to a Sublease dated as of                             , 20     (the “Sublease”), Tenant has leased to Subtenant                                 of the Property Location (the “Subleased Property Location”), and which Subleased Property Location is more particularly described in the Sublease.

C. The parties hereto desire to effectuate the provisions of Section 12.03 of the Lease with respect to the Sublease and the Subleased Property Location.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Landlord warrants and represents as follows:

a. that it is the fee owner of the Property Location;

b. that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

c. that the term of the Lease expires on                             , but is subject to                         extension periods of             (         ) years each; and

d. that Tenant is not in default under the Lease nor has any event occurred which would after notice to Tenant and the passage of time become a default of Tenant under the Lease.

2. Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3. Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof (whether as a result of Tenant’s default or otherwise), disturb or deprive Subtenant in or of its possession or its rights to possession of the Subleased Property Location or of any right or privilege granted to or inuring to the benefit of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

4. In the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, or, if the Lease shall terminate or expire for any reason before any of the dates provided in the Sublease for the termination of the initial or renewal terms of the Sublease and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Subleased Property Location be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant.

5. Landlord hereby waives and relinquishes any and all rights or remedies against Subtenant, pursuant to any lien, statutory or otherwise, that it may have against the property, goods or chattels of Subtenant in or on the Subleased Property Location.

6. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) facsimile or E-Mail transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered;

(ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by facsimile or E-Mail transmission. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

7. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

8. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:

LANDLORD:
,a

By:
Name:
Title:
SUBTENANT:
,a

By:
Name:
Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease. Tenant is not a party to the above Agreement.

TENANT:
,a

By:
Name:
Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A”—Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF     :

                        : SS

COUNTY OF :

On this, the      day of                                 , 20     , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                         , who acknowledged that he/she is the                         of                                  , a                                  , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

                                     , 200

SUBTENANT’S ACKNOWLEDGMENT

STATE OF     :

                        : SS

COUNTY OF :

On this, the      day of                                 , 20     , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                         , who acknowledged that he/she is the                         of                                  , a                                  , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

                                     , 200

EXHIBIT E

FORM OF MORTGAGEE NON-DISTURBANCE AGREEMENT

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

                                                         Dated:                      As of

                                                         PREPARED BY AND UPON

                                                         RECORDATION RETURN TO:

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the     day of                        , 20[        ], by and between                                    , a                                    , having its principal place of business at                                (together with its successors and/or assigns, “Lender”) and                                    , a                             having an address at                                                          “Tenant”).

RECITALS:

A. Lender has advanced a loan to                                                          , a                                                                (“Borrower”) in the principal sum of                                      DOLLARS ($                                     ) (the “Loan”) advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”).

B. The Loan is secured by, among other things, the Security Instrument (as defined in the Loan Agreement) which grants Lender a first lien on the Properties (as defined in the Loan Agreement) encumbered thereby and is further evidenced by the Note (as defined in the Loan Agreement).

C. Borrower has entered into a certain Lease Agreement dated as of the date hereof (the “Lease”) with Tenant, which Lease relates to the Properties.

D. Tenant has agreed to confirm the subordination of the Lease to the Security Instrument and to the liens thereof on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. The Lease is and shall at all times be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the liens thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance and Attornment. If Lender or any other subsequent purchaser of the Properties shall become the owner of the Properties by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred to as “Purchaser”), provided no event of default exists under the Lease, (a) Purchaser shall not (i) disturb Tenant’s possession of the Properties nor (ii) name Tenant as a party to any foreclosure or other proceeding to enforce the Willis of the Security Instrument and (b) any sale or other transfer of the Properties or of Borrower’s interest in the Lease, pursuant to foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument, will be subject and subordinate to Tenant’s possession and rights under the Lease; and (c) the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Properties shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Borrower and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Properties; (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Properties; (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser; (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless such sums are actually received by Purchaser; (v) bound by any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s written consent; or (vi) bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Borrower and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease. Notwithstanding anything to the contrary contained in this Agreement, in the case of clauses (i) and (ii) herein, the foregoing shall not limit either (1) Tenant’s right to exercise any offsets, defenses, claims, reductions, deductions or abatements otherwise available to Tenant because of events occurring before or after the date of attornment to the extent Lender has received notice thereof and the opportunity to cure within the time periods set forth in this Agreement (it being further agreed that offsets, reductions, deductions or abatements under the Lease that were deducted by Tenant prior to the date upon which Purchaser succeeds to the interest of Prior Landlord shall not be subject to challenge), or (2) Purchaser’s liability for any defaults that continue after the date of attornment that violate Purchaser’s obligations as landlord under the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Properties and shall in no event exceed such interest.

3. Notices. All notices required or permitted hereunder shall be given and become effective as provided in the Loan Agreement. Notices to the Tenant shall be addressed as follows:

Attention:
Facsimile No.:

and

Attention:
Facsimile No.:

4. Lender’s Right of Access. Tenant agrees that Lender shall have the rights of access to the Properties for the purpose of curing a default under the Lease as granted to Borrower pursuant to the terms of the Lease and Lender agrees not to disturb the normal business operations of Tenant at such Properties in connection therewith.

5. Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any offset right or termination right, Tenant agrees that it shall deliver to Lender a copy of any written notice of the breach or default by Borrower giving rise to same (the “Default Notice”), and, thereafter, the opportunity to cure such breach or default as provided for below.

6. Cure. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Borrower. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Borrower, except to the extent that Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Lender the cure of which requires possession and control of a Property, provided that Lender undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either: (a) obtain possession and control of the applicable Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7. Proceeds and Awards. Provided that Tenant is not in default under the terms of the Lease (beyond any applicable cure periods), Lender agrees that, notwithstanding any provision hereof to the contrary, the terms of the Lease shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                                                           and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                                  .

10. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[INSERT LENDER SIGNATURE BLOCK]

By:
Name:
Title:

[INSERT TENANT SIGNATURE BOCK]

By:
Name:
Title:

THE UNDERSIGNED ACCEPTS AND AGREES TO THE PROVISIONS HEREOF:

[INSERT LANDLORD SIGNATURE BLOCK]

By:
Name:
Title:

ACKNOWLEDGEMENTS

(To Be Attached)

EXHIBIT F

FORM OF LANDLORD AGREEMENT

LANDLORD AGREEMENT

Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as defined below) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”) and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”) have entered or are about to enter into financing arrangements with                     (“Debtor”) pursuant to which Agent has been granted a security interest in all of Debtor’s and certain of its affiliates’ inventory and other personal property (hereinafter “Personal Property”). For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at the address listed on Exhibit A attached hereto (the “Premises”).                     (“Landlord”) is the owner or lessor of the Premises. The term “Loan Agreement” as used herein shall mean the Third Amended and Restated Loan and Security Agreement by and among Debtor, certain of its affiliates, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

In order for Agent and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agree as follows:

1. Landlord waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest Landlord may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

2. Except as otherwise provided in the lease relating to the Premises between Landlord and Debtor as in effect on the date hereof (the “Lease”), the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

3. Agent, at its option, for itself and for the benefit of Lenders, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall commence on the date (the “Access Commencement Date”) which is the earlier of (w) five (5) business days following Landlord’s receipt of written notice from Agent that Agent intends to enter the Premises pursuant to the rights granted to Agent hereunder or (x) five (5) business days following Agent’s receipt of written notice from Landlord that the Lease has terminated in accordance with Section 4 hereof, and such license shall expire on the date (the “Access Termination Date”) that is ninety (90) days after the Access Commencement Date; provided, that, (a) for each day from the Access Commencement Date through the earlier of the Access Termination Date or the date on which

Agent notifies Landlord in writing that Agent will not be or will no longer be using the Premises pursuant to the rights granted to it hereunder, Agent shall (i) maintain or cause to be maintained such insurance as is required by the Debtor to be maintained as provided under the Lease, (ii) unless Landlord has otherwise been paid rent in respect of any such period, Agent shall pay the regularly scheduled rent (prorated on a per diem basis to be determined on a thirty (30) day month) without thereby assuming the Lease or incurring any other Obligations of Debtor and, (iii) without duplication of the payments under clause (ii) above, pay or cause to be paid all utilities costs attributable to the Premises in accordance with the terms and provisions of the Lease, without thereby assuming the Lease or incurring any other obligations of Debtor, (b) any damage to the Premises caused by Agent or its representatives will be repaired by Agent at the sole expense of Lenders, (c) Agent agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, judgments, liabilities, costs and expense (including reasonable attorneys’ fees and expenses) resulting or arising from the activities of Agent on the Premises, except for those damages, losses, claims, judgments, liabilities, costs and expense caused by the gross negligence or willful misconduct of Landlord, and (d) Landlord shall be entitled to inspect the Premises and to show the Premises to prospective tenants and purchasers from time to time.

4. Landlord agrees to send notice in writing of any termination of, or default under, or abandonment or surrender under (which constitute a default under the Lease) the Lease to:

Wells Fargo Bank, National Association, as Agent

Wells Fargo Capital Finance

One Boston Place, 19th Floor

Boston, MA 02108

Attention: Michael Watson, Director

Telephone: (617) 854-7276

Fax: (866) 210-8898

Agent shall have the right, but not the obligation, to cure any default by Debtor under the Lease in the manner and time period provided in the Lease. Any payment made or act done by Agent to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor. Any notice required to be to Agent hereunder shall be directed to Agent at the address set forth above in this Section 4 or such other address as Agent notifies Landlord in writing.

5. This Agreement may not be changed or terminated orally or by course of conduct. Landlord shall notify any purchaser of the Premises or of its business of this Agreement and its terms. This Agreement is binding upon, and inures to the benefit of, Landlord, Debtor and Agent and their respective successors and assigns.

6. Any notice required to be given to Landlord hereunder shall be directed to Landlord at the address set forth under Landlord’s signature below or such other address as Landlord notifies Agent in writing.

7. Entry by Agent or its agents or representatives upon the Premises shall not be deemed an eviction or a disturbance of Debtor’s use and possession of the Premises or any part thereof, or render Landlord liable to Debtor for damages or abatement of rent or relieve Debtor from the responsibility of performing any of Debtor’s obligations under the Lease, and Debtor shall have no right or claim against Landlord for or by reason of any such entry or inspection or removal or attempted removal of the Personal Property by Agent or its agents or representatives.

8. This Agreement shall be governed by and construed in accordance with the laws of the States where the Premises are located.

Dated this     day of , 20[     ].

[NAME OF LANDLORD]

By:

Name:

Title:

Address:

Agreed:

[NAME OF DEBTOR]

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Exhibit A

Premises

ACKNOWLEDGMENT TO BE MADE BY LANDLORD

(INDIVIDUAL)

STATE OF

ss:

COUNTY OF:

I,                     , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                     day of                    , 20[     ], personally appeared before me                     , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged under oath that he signed, executed, sealed and delivered same as his free and voluntary act and deed, for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(PARTNERSHIP)

STATE OF

ss:

COUNTY OF:

I                    , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                    , day of                     , 20[     ], personally appeared before me                      and,                     ,the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, stated and acknowledged under oath that they are Partners of                     the Partnership named in and which executed the said Landlord Agreement, and that they signed, executed, sealed and delivered same individually and on behalf of the said Partnership, with authority, as their and its free and voluntary act and deed for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(CORPORATION)

STATE OF

ss:

COUNTY OF:

I,                    a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                      day of                      , 20[    ], personally appeared before me                     (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                      (Title) of                  the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

DEBTOR ACKNOWLEDGMENT

(CORPORATION)

STATE OF

ss:

COUNTY OF:

I,                    a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                     day of                     , 20[    ], personally appeared before me                     (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                      (Title) of                      the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

AGENT ACKNOWLEDGMENT

STATE OF

ss:

COUNTY OF:

I,                    , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this day of 20[ ], personally appeared before me                     (Name of Signer for Agent) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                      (Title) of Wells Fargo Bank, National Association, the national association named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said national association by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said national association executed the same as its voluntary and was by him voluntarily executed, on behalf of said national association for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

EXHIBIT G

FORM OF MEMORANDUM OF LEASE

This Instrument Prepared By and Upon

Recordation return to:

Attention:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the day of ,                    20[     ], by and between                    (“Tenant”), and                 , a(n)                    (“Landlord”).

WITNESSETH:

1. Premises. Landlord and Tenant have entered into an amended and restated lease (“Lease”) dated                    , 20     , for that certain real property lying, being and situate in the County of                     , City of                     , State of                    , more particularly described on EXHIBIT A attached hereto and made a part hereof, together with the buildings and improvements located thereon (the “Premises”).

2. Term and Renewal Options. The Lease has an initial term with respect to the premises    that    expires on [                    ], subject to extension (at Tenant’s option) as provided therein for two (2) successive additional periods of ten (10) years each.

3. Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4. Binding Effect. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

Witnesses or Attest (as to Landlord):	LANDLORD:

, a

By:
Print Name:
Print Title:
Date: , 20

Witnesses or Attest (as to Landlord):	TENANT:

, a

By:
Print Name:
Print Title:
Date: , 20

STATE OF	)
	)	SS:
COUNTY OF	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                    , whose name as                        of                     , a                    , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                                .

Given under my hand and official seal this         day of                    , 20

Notary Public
State of
My Commission expires:

STATE OF	)
	)	SS:
COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared                     as                     of                     , a                     , to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said                    .

WITNESS my hand and official seal this        day of                        , 20    .

EXHIBIT H

INTENTIONALLY OMITTED

H-1

EXHIBIT I

INTENTIONALLY OMITTED

I-1

EXHIBIT J

FORM INCOME AND EXPENSE STATEMENT

J-1

					Dollar Variance	Basis PT Varian
FY 2014		FY 2013			FY13 VS FY12	FY13 VS FY12
ACTUALS	% SLS	ACTUALS	% SLS		ACTUALS	ACTUALS
1,611,883	6.59	1,512,188		NET SALES	99,695
1,206,932	74.88	1,112,483	73.57	COST OF SALES	(94,449)	(131)

404,950	25.12	399,705	26.43	SKU GROSS MARGIN	5,246	(131)
3,518	0.22	3,105	0.21	PURCHASE DISCOUNTS	412	(1)
61,560	3.82	57,239	3.79	ALLOWANCES	4,321	3

470,028	29.16	460,049	30.42	MERCHANT MARGIN	9,979	(126)
(3,480)	(0.22)	(3,390)	(0.22)	ESTIMATED SHRINK EXPENSE	(91)	—
(7)	0.00	(87)	(0.01)	PHYSICAL INVENTORY ADJUST.	80	1
(38,237)	(2.37)	(31,195)	(2.06)	OTHER GM COMPONENTS	(7,042)	(31)

(41, 724)	(2.59)	(34,672)	(2.29)	FINANCE MARGIN	(7,052)	(30)

428,304	26.57	425,337	28.13	ADJUSTED GROSS MARGIN	2,927	(156)

2,597	0.16	2,743	0.18	RENTAL INCOME	(146)	(2)
5,062	0.31	4,613	0.31	MISCELLANEOUS INCOME	449	—

7,659	0.48	7,355	0.49	TOTAL OTHER INCOME	303	(1)
—	—	—	—	LOSS PREVENTION PAYROLL	—	—
76,799	4.76	71,045	4.70	PAYROLL—EXEMPT	(5,754)	(6)
78,689	4.88	82,451	5.45	PAYROLL—NONEXEMPT	3,762	57

155,488	9.65	153,496	10.15	TOTAL PAYROLL	(1,992)	50
1,959	0.12	4,282	0.28	MANAGER’S PIP	2,322	16
13,347	0.83	13,050	0.86	BENEFITS & INSURANCE	(297)	3
14,001	0.87	13,716	0.91	PAYROLL TAXES	(285)	4
6,826	0.42	5,115	0.34	WRAPPING & SUPPLIES	(1,711)	(8)
10,253	0.64	9,976	0.66	BANK INTERCHANGE FEES	(277)	2
646	0.04	500	0.03	FREIGHT EXPENSE—STORES	(145)	(1)
10,666	0.66	6,633	0.44	MISCELLANEOUS—STORES	(4,033)	(22)
450	0.03	745	0.05	NET CASH SHORT/BAD DEBT	295	2
8,513	0.53	10,439	0.69	M&R STORE CONTROLLED	1,927	16
1,536	0.10	1,879	0.12	TELEPHONE	343	2
13,916	0.86	13,289	0.88	ELECTRIC, WATER & FUEL	(627)	2

237,602	14.74	233,121	15.42	TOTAL STORE CONTROLLED EXPENSES	(4,481)	68
6,584	0.41	6,980	0.46	M&R ISD CONTROLLED	396	5
—	—	—	—	WAREHOUSE EXPENSES	—	—
36,197	2.25	36,197	2.39	RENT EXPENSE	—	14
2,388	0.15	2,428	0.16	INSURANCE-PROP/WC/GL	40	1
10,078	0.63	11,212	0.74	PROPERTY TAXES	1,134	11
16,820	1.04	18,918	1.25	ADVERTISING, PROMO & SIGNING	2,097	21
3,389	0.21	189	0.01	PRE-OPENING	(3,200)	(20)
—	—	(1,187)	(0.08)	EXTRANEOUS	(1,187)	(8)
17,465	1.08	19,825	1.31	DEPRECIATION/AMORTIZATION	2,360	23
—	—	—	—	P & A ALLOWANCES	—	—

330,522	20.51	327,681	21.67	TOTAL STORE AND DEPRECIATION EXPENSE	(2,840)	116

122,906	7.63	124,877	8.26	STORE EBITDA	(1,970)	(63)

12,985	0.81	13,713	0.91	LSALES		10
1,153,030	71.53	1,056,443	69.86	NET INVENTORY		(167)
590,854	36.66	585,236	38.70	TOTAL PROP. & EQUIP. AT COST		204

J-1

[EXHIBIT K

[FORM OF LANDLORD ASSIGNMENT LEASE AGREEMENT]15

[15]	To be utilized only if breakout lease is a master lease covering five or more properties.

K-1

[EXHIBIT L

FORM OF LANDLORD ASSIGNMENT GUARANTY AGREEMENT]16

[16]	To be utilized only if breakout lease is a master lease.

L-1

EXHIBIT M

INTENTIONALLY OMITTED

M-1

SCHEDULE 2.02

LANDLORD ACH PAYMENT INSTRUCTIONS

Schedule 2.02

SCHEDULE 12.01

OFFICER’S CERTIFICATE

(ASSIGNMENT)

Pursuant to Section 12.01(a)(1) of that certain Lease Agreement dated [                    ] (the “Lease”) between [                            ], as Landlord thereunder, and [                     ], as Tenant thereunder (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease), Tenant hereby certifies to Landlord as follows:

1. The undersigned is the [                    ] of Tenant.

2. Tenant has assigned its interest in this Lease to [                    ] (“Assignee”), effective as of [                    ] (“Assignment Effective Date”), and a true and correct copy of the instrument of assignment is attached hereto and incorporated herein as Exhibit A (the “Assignment”).

3. Attached hereto as Exhibit B is an original officer’s certificate (the “Assignment Officer’s Certificate”) signed by an officer of Assignee certifying that none of the parties identified by Landlord as a 10% or more shareholder of Landlord (on the most recent written list provided and certified by Landlord) owns, directly or, to Assignee’s actual knowledge after Assignee has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of Assignee, indirectly, (a) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of Assignee, or (b) ten percent (10%) or more of the total value of all classes of capital stock of Assignee.

4. As to that portion of the Premises which is subject to the Assignment, Tenant is entitled to (a) termination of its obligations under the Lease, and (b) except for any liabilities of Tenant which accrued prior to the Assignment Effective Date, to release of any liability under the Lease, due to satisfaction of the following conditions: [(i) Assignee has an investment rating of BBB or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) at the time of the proposed assignment, Assignee (1) has a Tangible Net Worth of at least Fifty Million Dollars ($50,000,000), and (2) meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) of 1.60 to 1, and (3) has an annual revenue of at least Six Hundred Million Dollars ($600,000,000), or (iii) Assignee has a Tangible Net Worth of at least Two Hundred Fifty Million Dollars ($250,000,000)] OR [Tenant has provided to Landlord a guaranty agreement approved by Landlord from an entity that meets the requirements of Section 12.01(b)(i), (ii) or (iii) of the Lease].

Schedule 12.01-2

IN WITNESS WHEREOF, I have hereunto signed my name.

By:
Name:
Title:
Dated:

Schedule 12.01-3

SCHEDULE 12.03

OFFICER’S CERTIFICATE

(SUBLET)

Pursuant to Section 12.03(f) of that certain Lease Agreement dated [                    ] (the “Lease”) between [                    ], as Landlord thereunder, and [                    ], as Tenant thereunder (capitalized terns used but not defined herein shall have the meanings ascribed to them in the Lease), Tenant hereby certifies to Landlord as follows:

1. The undersigned is the [                    ] of Tenant.

2. Tenant has sublet a portion of the Premises to [                    ] (“Sublessee”), effective as of [                    ] (“Sublet Effective Date”), and a true and correct copy of the sublease is attached hereto and incorporated herein as Exhibit A (the “Sublease”).

3. Attached hereto as Exhibit B is an original officer’s certificate (the “Sublease Officer’s Certificate”) signed by an officer of Sublessee certifying that none of the parties identified by Landlord as a 10% or more shareholder of Landlord (on the most recent written list provided and certified by Landlord) owns, directly or, to Sublessee’s actual knowledge after Sublessee has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of Sublessee, indirectly, (a) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of Sublessee, or (b) ten percent (10%) or more of the total value of all classes of capital stock of Sublessee.

4. As to that portion of the Premises which is subject to the Sublease, Sublessee is entitled to an NDA due to satisfaction of the following conditions: (a) the terms of the Sublease were negotiated on an arm’s length basis with a third party not affiliated with Tenant; (b) the base minimum rent per square foot of the portion of the Premises sublet for the term of the Sublease is equal to or greater than the Base Rent with respect to the Premises as determined in accordance with the Lease; (c) the terms of the Sublease have substantially the same terms and conditions as the Lease, including, without limitation, the same lease term with respect to the applicable Property Location, rent escalations, covenants, escrows and reserves and financial reporting requirements (except for such provisions which by their terms are not applicable to the Premises subject to the Sublease); (d) [as of the Sublease Effective Date, the Sublessee (i) has an investment rating of BBB or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) is a reputable, creditworthy tenant and meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) of 1.25 to 1, or (iii) has a Tangible Net Worth of at least Twenty Five Million Dollars ($25,000,000)] OR [Tenant has provided a guaranty approved by Landlord from an entity that meets the requirements set forth in Section 12.03(d)(i), (ii) or (iii) of the Lease], and the Sublease contains no other material provisions that (i) benefit the Sublessee and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord.

Schedule 12.03-1

IN WITNESS WHEREOF, I have hereunto signed my name.

By:
Name:
Title:
Dated:

Schedule 12.03-2

SCHEDULE 31.17(c)

FORM OF CONFIDENTIALITY AGREEMENT

[Date]

[Tenant]

[Tenant Address]

Re:	Confidentiality Agreement

[Describe the Lease] (the “Lease”)

Ladies and Gentlemen:

Pursuant to Section 31.17(c) of [Describe the Lease],                    (“Disclosing Party”) may disclose to                    (“Receiving Party”) income and expense statements for the business at the Premises (as defined in the Lease) and any other information specific to the Premises (collectively, “Confidential Information”).

In consideration of the Receiving Party being furnished with the Confidential Information, we agree as follows:

1. The Confidential Information (and all Confidential Information derived therefrom, including, without limitation, summaries, analyses, extracts, digests, notes and other documents and computer files reflecting the Confidential Information, or any conversations with management or other representatives of the Tenant describing or relating to the Confidential Information) shall be kept confidential and shall not be disclosed by us or our directors, officers, employees, agents, consultants, accountants, attorneys or other advisors (collectively, the “Representatives”), in any manner whatsoever, in whole or in part. The Disclosing Party shall give the Confidential Information only to those Representatives who are informed by us of the confidential nature of the Confidential Information and who agree to be bound by the terms of this agreement.

2. The term “Confidential Information” shall not include information which (a) is already known to Landlord (defined in the Lease), Disclosing Party or Receiving Party on a non confidential basis prior to receipt as evidenced by prior documentation thereof or has been independently developed by Landlord, Disclosing Party or other party, (b) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord, Disclosing Party or Receiving Party or its Representatives, (c) becomes available to Landlord, Disclosing Party or Receiving Party on a non-confidential basis from a source other than Tenant or any of its Representatives, provided that such source is not, to the knowledge of Landlord, Disclosing Party or Receiving Party, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information or (d) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation.

SCHEDULE 31.17(c) - 1

3. Neither we nor our Representatives shall disclose to any other party the existence or terms of this agreement, or the fact that the Confidential Information has been made available.

4. All communications regarding the Confidential Information, or requests for additional Confidential Information, must be directed only to the person Tenant may designate in writing for such purpose.

5. If we or anyone to whom we transmit the Confidential Information pursuant to this agreement is requested or becomes legally compelled (by depositions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any of the Confidential Information, then, prior to disclosing any Confidential Information, we shall, to the extent permitted by such request, provide Tenant with prompt written notice so that Tenant may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement. In the event that such protective order or other remedy is not obtained, or that Tenant waives compliance with the provisions of this agreement, we shall furnish only that portion of the Confidential Information which is legally required or we have been advised by our legal counsel is advisable.

6. In addition to all other remedies available to Tenant at law or in equity in the event of any breach of the provisions of this agreement, Tenant shall be entitled to injunctive relief preventing further disclosures or use of the Confidential Information without the necessity of posting a bond or other security, and to specific performance. No failure or delay by Tenant in exercising any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

7. If any unauthorized disclosure or use of the Confidential Information comes to our attention we shall promptly notify Tenant of any such unauthorized use, including, without limitation, any unauthorized use by us or our Representatives. Upon Tenant’s request, we shall cooperate in assisting Tenant in terminating or preventing any third parties from disseminating or using the Confidential Information.

8. This agreement (a) shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws, (b) shall bind us and our successors and assigns and inure to the benefit of and be enforceable by Tenant and its successors and assigns and (c) may not be modified or waived except by a writing signed by Tenant, Disclosing Party and Receiving Party. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

SCHEDULE 31.17(c) - 2

Please execute this letter and the enclosed copy in the space provided below and return one copy to the undersigned, which will then constitute our agreement with respect to the subject matter hereof

Very truly yours,

DISCLOSING PARTY

By:
Print Name:
Title:

Agreed

RECEIVING PARTY

By:
Print Name:
Title:

Agreed

TENANT

By:
Print Name:
Title:

SCHEDULE 31.17(c) -3

SCHEDULE 31.17(d)

OFFICER’S CERTIFICATE

(Financial Reports)

Pursuant to Section 31.17(d) of that certain Lease Agreement dated                    , 20[        ] (the “Lease”) between                     , as Landlord thereunder, and                    , as Tenant thereunder (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease), [Tenant][SRSHC] hereby certifies to Landlord as follows:

1. The undersigned is [the [chief financial officer] [administrative member] of [Tenant][an officer of SRSHC.].

2. Attached hereto as Exhibit A are the below-described financial statements of [Tenant] [SRSHC]:

(collectively, the “Financial Statements”).

3. The Financial Statements are true, complete and correct in all material respects.

4. The Financial Statements fairly present, in all material respects, the financial condition of [Tenant][SRSHC] as of the date of such Financial Statements.

5. The Financial Statements satisfy all of the requirements set forth in Section 31.17 of the Lease.

6. The EBITDAR Ratio (as defined in Section 30.06 of the Lease) for [Tenant][ SRSHC] on twelve (12) month trailing basis is                    [, respectively].

IN WITNESS WHEREOF, I have hereunto signed my name.

By:
Name:
Title:

Dated:

SCHEDULE 31.17(d) - 1